As Filed with the Securities and Exchange Commission on Oct. 22, 2013

Reg. No. _________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C., 20549

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUNSHINE BIOPHARMA, INC.
(Exact Name of Registrant as specified in its Charter)

Colorado	2836	20-5566275
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Classification Code Number)

469 Jean-Talon West
3rd Floor
Montreal, Quebec, Canada H3N 1R4
(514) 764-9698
(Address and telephone number of principal executive offices)

Dr. Steve N. Slilaty, President
469 Jean-Talon West
3rd Floor
Montreal, Quebec, Canada H3N 1R4
Tel: (514) 764-9698
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________
Copies of communications to:
Andrew I. Telsey, Esq.
Andrew I.,  Telsey P.C.
12835 E Arapahoe Rd.
Tower 1 Penthouse #803
Centennial, CO 80112
Tel: (303) 768-9221 Fax: 303-768-9224
__________

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Aggregate Proposed Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Common Stock	56,839,061 shares	$0.21 per share	$11,936,203	$1,537.38

(1)
Based upon the number of common shares of Sunshine Biopharma Inc., a Canadian corporation, expected to be issued to the existing shareholders of Sunshine Biopharma, Inc., a Colorado corporation, on a one-for-one basis upon completion of the Continuation described in this Registration Statement and based on 56,839,061 shares of Common Stock of Sunshine Biopharma, Inc., a Colorado corporation, issued and outstanding as of October 18, 2013.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)
The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act based upon the estimated sales price of the shares based on the closing price of shares of the Registrant’s Common Stock on October 18, 2013.  The Proposed Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of Common Stock to be registered.  These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT OFFER OR SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED OCTOBER 23, 2013

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 23, 2013

PROSPECTUS
Sunshine Biopharma, Inc.

Offer to exchange 56,839,061 Common Shares
for 56,839,061 Common Shares of
Sunshine Biopharma Inc., a Canadian corporation,
that have been registered under the Securities Act of 1933

You should carefully consider the contents of this prospectus, including the section “Risk Factors” beginning on page 7 of this Prospectus.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

We have filed a registration statement on Form S-4, of which this Prospectus is a part, to register the issuance of Common Stock that is to be delivered to our shareholders by a to-be-formed Canadian corporation upon the completion of a redomestication of our Company, Sunshine Biopharma, Inc., a Colorado corporation.  We are proposing to change our jurisdiction of incorporation from Colorado to Delaware, then to the Canadian federal jurisdiction under the Canada Business Corporations Act (the “CBCA”) through a process known as a continuation under Delaware and Canada corporate law (the “Continuation” or the “Continuance”).  In order to give effect to the Continuation, our Board of Directors has adopted a plan of merger under the Colorado Revised Statutes (the “Plan of Merger”) to reincorporate our Company into a Delaware corporation in order to take advantage of the laws of the State of Delaware authorizing a continuation, and simultaneous therewith, to file a Certificate of Transfer with the Delaware Secretary of State to continue our existence as a Canadian corporation.

To issue the securities to which this Prospectus relates, (1) we will merge with a to-be-formed Delaware corporation in order to take advantage of the laws of the State of Delaware authorizing a continuation; (2) simultaneous therewith, we will file a Certificate of Transfer with the Delaware Secretary of State to continue our existence as a Canadian corporation; and (3) the registration statement of which this Prospectus is a part shall have been declared effective.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the share exchange or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2013.

APPENDIX A – Plan of Merger
APPENDIX B – Certificate of Transfer
APPENDIX C – Articles of Continuance
APPENDIX D – By-Laws of Sunshine Biopharma Inc., a Canadian corporation

SUMMARY

THIS SUMMARY PROVIDES AN OVERVIEW OF THE INFORMATION CONTAINED IN THIS PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER.  YOU SHOULD READ THE MORE DETAILED INFORMATION SET FORTH IN THIS DOCUMENT AND THE DOCUMENTS TO WHICH WE REFER YOU.  WE HAVE INCLUDED PAGE REFERENCES TO DIRECT YOU TO MORE COMPLETE DESCRIPTIONS OF THE TOPICS PRESENTED IN THIS SUMMARY.  IN THIS DOCUMENT THE SYMBOL “CDN$” REFERS TO CANADIAN DOLLARS AND THE SYMBOL “$” REFERS TO UNITED STATES DOLLARS.  IN THIS DOCUMENT REFERENCES TO “THE COMPANY,” “SUNSHINE,” “WE” AND “OUR” REFER TO SUNSHINE BIOPHARMA, INC.,A COLORADO CORPORATION.

We are currently incorporated under the corporate laws of Colorado.  Our principal place of business is located at 469 Jean-Talon West, 3rd Floor, Montreal, Quebec, Canada H3N 1R4 and all of our directors and officers reside in Quebec, Canada.  We are proposing to change our jurisdiction of incorporation from Colorado to Delaware, then to the Canadian federal jurisdiction under the Canada Business Corporations Act (the “CBCA”) through a process known as a continuation under Delaware and Canada corporate law (the “Continuation” or the “Continuance”).  A continuance or continuation is a process by which a corporation which is not incorporated under the laws of Canada may change its jurisdiction of incorporation to Canada.  Under the CBCA, if the laws of its home jurisdiction allow for it, a company may be “continued” as a Canadian corporation by filing Articles of Continuance with the Director under the CBCA.  In order to give effect to the Continuation, our Board of Directors has adopted a plan of merger under the Colorado Revised Statutes (the “Plan of Merger”) to reincorporate our Company into a Delaware corporation in order to take advantage of the laws of the State of Delaware authorizing a continuation, and simultaneous therewith, to file a Certificate of Transfer with the Delaware Secretary of State to continue our existence as a Canadian corporation.  The Plan of Merger is annexed hereto as Appendix A.

Our Board of Directors and the holders of a majority of our issued and outstanding voting securities have already approved and adopt this reincorporation into Delaware and the Plan of Merger, as well as the Certificate of Transfer to be filed in Delaware and the Articles of Continuance to be filed in Canada.  After the completion of the Continuation, we will be a Canadian corporation governed by the CBCA.  We will continue to conduct the business in which we are currently engaged.  The Continuation will not result in any material effect on our operations.  Our business and operations following the Continuation will be identical in most respects to our current business, except that we will no longer be subject to the corporate laws of the State of Colorado or Delaware but will be subject to the CBCA.  The Canadian company will be liable for all the debts and obligations of the Colorado company, and our officers and directors will become the officers and directors of Sunshine Biopharma Inc., the Canadian corporation. The differences between the laws will not materially affect our business but will affect your rights as a stockholder. The differences between the applicable laws of Colorado and Canada are discussed in greater detail under “Comparative Rights of Stockholders” on page 25 of this Prospectus.

Reference in this Prospectus to “Sunshine-Colorado” are to Sunshine Biopharma, Inc., a Colorado corporation, where we are currently incorporated.  References to “Sunshine-Canada” are to Sunshine Biopharma Inc., a Canadian corporation, as we would be continued/converted under the CBCA following effectiveness of a registration statement which we have filed with the US Securities and Exchange Commission (“SEC”), of which this Prospectus is a part.

The Continuation will have the effect of changing our domicile from Colorado to Canada.  The Certificate of Transfer is attached hereto as Appendix B.  The forms of the Articles of Continuance and Bylaws to be adopted by Sunshine-Canada are attached hereto respectively as Appendix C and Appendix D.

Authorization to approve the Continuation

Approval of the Continuation requires the affirmative vote of our stockholders holding at least a majority of the outstanding shares of Sunshine Common Stock.  On September 11, 2013, our Board of Directors and the holders of a majority of our issued and outstanding voting securities approved the transactions allowing us to move forward with the Continuation.

SUMMARY FINANCIAL INFORMATION

THE FOLLOWING SUMMARY CONTAINS:

●	AUDITED FINANCIAL INFORMATION FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011 FROM BALANCE SHEETS AND STATEMENTS OF OPERATIONS DATA FROM THE AUDITED FINANCIAL STATEMENTS OF SUNSHINE–COLORADO; AND

●	UNAUDITED FINANCIAL INFORMATION FOR THE SIX MONTHS ENDED JUNE 30 2013 FROM BALANCE SHEET AND STATEMENT OF OPERATIONS DATA FROM THE UNAUDITED INTERIM FINANCIAL STATEMENTS OF SUNSHINE–COLORADO.

THE INFORMATION CONTAINED IN THESE TABLES SHOULD BE READ IN CONJUNCTION WITH “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” HEREIN BELOW AND THE FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCLUDED HEREIN.

Our financial statements have been prepared in accordance with US GAAP.  The accompanying unaudited financial information includes all adjustments considered necessary (consisting only of normal recurring adjustments) for a fair presentation.  Results for the years ended December 31, 2012 and 2011 and the six months ended June 30, 2013 are not necessarily indicative of the results that may be expected for any future period.

Statement of Operations:

	Year Ended December 31,		Six Months Ended June 30,
	2011	2012	2012	2013

Revenues	$—	$—	$—	$—

Total operating expenses	$556,202	$706,680	$142,017	$1,072,984
Income (Loss) from operations	$(556,202)	$(706,680)	$(142,017)	$(1,072,984)
Other income (expense)	—	(1,272)	(391)	(554,656)
Provision for income tax	$—	$—	$—	—
Net income (loss)	$(556,602)	$(707,952)	$(142,408)	$(1,627,640)

Net income (loss) per share – (basic and fully diluted)	$(0.02)	$(0.01)	$(0.00)	$(0.03)
Weighted common shares outstanding	30,881,676	49,775,134	48,728,842	54,248,411

Balance Sheet:

	Year Ended December 31, 2011	Year Ended December 31, 2012

Cash and cash equivalents	$60,692	$132,638
Current assets	$106,437	$134,793
Total assets	$106,437	$134,793
Current liabilities	$3,434	$64,367
Total liabilities	$3,434	$64,367
Total stockholders’ equity	$103,003	$70,426

RISK FACTORS

An investment in our Common Stock involves certain risks.  In evaluating us and our business, investors should carefully consider the following risk factors in addition to the other information included in this Prospectus.

This Prospectus contains statements that plan for or anticipate the future.  We believe that some of these statements are “forward-looking” statements.  Forward-looking statements include statements about the future of our industry, statements about future business plans and strategies, and most other statements that are not historical in nature.  In this Prospectus, forward-looking statements use words like “anticipate,” “plan,” “believe,” “expect,” and “estimate.”  However, because forward-looking statements involve future risks and uncertainties, there are factors, including those discussed below, that could cause actual results to differ materially from those expressed or implied.  We have attempted to identify the major factors that could cause differences between actual and planned or expected results, but we may not have identified all of those factors. You therefore should not place undue reliance on forward-looking statements.  Also, we have no obligation to publicly update forward-looking statements we make in this Prospectus.

Risks Related to The Continuance

We may still be treated as a U.S. corporation and taxed on our worldwide income after the Continuance.

Our Continuance from Colorado to Canada is for corporate purposes a migration of Sunshine from Colorado to Canada.  Transactions whereby a U.S. corporation migrates to a foreign jurisdiction are considered by the United States Congress to be a potential abuse of the U.S. tax rules because thereafter the foreign entity is not subject to U.S. tax on its worldwide income.  As a result, Section 7874(b) of the Internal Revenue Code of 1986, as amended (the “Code”) was enacted in 2004 to address this potential abuse.  Section 7874(b) of the Code provides generally that a corporation that migrates from the United States will nonetheless remain subject to U.S. tax on its worldwide income unless the migrating entity has substantial business activities in the foreign country in which it is migrating when compared to its total business activities.

If Section 7874(b) of the Code were to apply to our migration from Colorado to Canada, it would cause Sunshine-Canada to be subject to United States federal income taxation on its worldwide income.  Section 7874(b) of the Code will apply to us unless Sunshine-Canada has substantial business activities in Canada when compared to its total business activities.  As of the date of this Prospectus all our administrative functions are located in Canada. Most of our shareholders reside in Canada.  Additionally, we believe the Continuance is material to the achievement of our overall business objectives especially in light of the anticipated acquisition of existing Canadian companies and our anticipated fund raising efforts to be conducted in Canada.

If we complete the Continuance, we will no longer be subject to the quarterly report or proxy statement filing requirements and our insiders will not be subject to the insider reporting requirements under the Securities Exchange Act of 1934, as amended However, we and our affiliates will be subject to similar filing and reporting requirements in Canada.

We currently file our audited annual financial statements with the SEC on Annual Reports on Form 10-K and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-Q.  Upon completion of the Continuation, we anticipate that we will meet the definition of a “foreign private issuer” in the United States under the Exchange Act.  As a reporting foreign private issuer, we anticipate that we will file an Annual Report on Form 20-F (a “Form 20-F Annual Report”) each year with the SEC.  The Form 20-F Annual Report will include financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) with a reconciliation to US GAAP.  We will not be required to file interim quarterly reports on Form 10-Q, however we will be required to file our interim financial statements and management discussion and analysis that we prepare as a reporting issuer under Canadian securities legislation with the SEC on Form 6-K.  The interim financial statements will be prepared in accordance with IFRS whereas our current Quarterly Reports on Form 10-Q include interim financial statements prepared in accordance with US GAAP.

In addition, as a foreign private issuer, our directors, officers and 10% stockholders will not be subject to the insider reporting requirements of Section 16(b) of the Unites States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and we will not be subject to the proxy rules of Section 14 of the Exchange Act.  Furthermore, Regulation FD does not apply to non-United States companies and will not apply to us upon completion of the Continuation.

Under the CBCA, the number of shareholder votes required to approve certain fundamental matters, including amendments to our articles and business combination transactions, may be less than under Colorado law with the result that these transactions may more easily be approved under the CBCA than under Colorado law.

Under the CBCA, shareholder approval by special resolution, being two-thirds approval, is required to approve certain fundamental changes, including amendments to our articles and amalgamations, which are the equivalent of mergers under Colorado law.  Under the CBCA, the two thirds approval is determined based upon those shareholders present at the meeting and entitled to vote on the fundamental change.  While two-thirds approval is required, the number of shares required may be significantly less than 50% of the outstanding share capital, which is the requirement under Colorado law, due to the fact that the quorum requirement for shareholders meetings will only be 5% of all outstanding shares.  Accordingly, certain fundamental transactions may be approved under the CBCA with significantly less shareholder approval vote than under Colorado law.

We will be required to comply with the Canadian director residency requirements of the CBCA as a result of the Continuation.

Under the CBCA, a minimum of 25% of the directors of a Canadian company must reside in Canada.  Colorado law does not contain a similar provision.  Accordingly, if we complete the Continuation, we will have to ensure that a minimum of 25% of our directors are residents of Canada.  Our current Board of Directors are all residents of Canada and as such we presently meets this director residency requirement.  However in the future, the director residency requirements of the CBCA may impair our ability to constitute our Board of Directors with the individuals that our shareholders consider to be the best candidates for our Board of Directors if none of these candidates are Canadian residents.

We will be required to maintain a board of directors of not less than three directors if we continue to the CBCA.

We will be a “distributing corporation” under the CBCA if we complete the Continuation.  As a result, we will be required to maintain a minimum of three directors on our Board of Directors.  This contrasts to Colorado law which does not impose any director requirement beyond having at least one director.  We will meet this requirement if we complete the Continuation assuming the current constitution of our Board of Directors.  However, in the future, we will have to ensure that we at all times have at least three directors, notwithstanding the resignation or death of any director or our inability to identify new directors.

Shareholders under the CBCA have greater rights of dissent and appraisal, with the result that dissenting shareholders may impede our ability to make fundamental corporate changes or increase the cost to us of making these changes.

Under the CBCA, our common shareholders will have the right to dissent when we amend our articles to change any provisions restricting or constraining the issue, transfer or ownership of shares of that class.  Shareholders will also have dissenters’ rights when we propose to amend our articles to add, change or remove any restrictions on the business or businesses that we may carry on, amalgamate (other than a vertical short-form amalgamation with a wholly-owned subsidiary), continue to another jurisdiction, sell, lease or exchange all or substantially all of our property, or carry out a going private or squeeze-out transaction.  The exercise by shareholders of their dissent and appraisal rights when we attempt to complete any of these fundamental changes could impede our ability to make fundamental corporate changes or increase the cost to us of making these changes.

The stock price of our common shares may be volatile.  In addition, demand in the United States for our shares may be decreased by the change in domicile.

The market price of our common shares may be subject to significant fluctuations in response to variations in results of operations and other factors.  General economic conditions and government regulation, could also have a significant impact on the market price for our shares.  In addition, the stock market has experienced a high level of price and volume volatility.  Market prices for the stock of many similar companies have experienced wide fluctuations which have not necessarily been related to the operating performance of such companies.  These broad market fluctuations, which are beyond the control of Sunshine, could have a material adverse effect on the market price of our shares.  We cannot predict what effect, if any, the Continuation will have on the market price prevailing from time to time or the liquidity of our common shares.  The change in domicile may decrease the demand for our shares in the United States.  The decrease may not be offset by increased demand for Sunshine’s shares in Canada.

If we complete the Continuation, U.S. investors who obtain judgments against us or our officers or directors for breaches of U.S. securities laws may have difficulty in enforcing such judgments against us and our officers and directors.

When we complete the Continuation we will be incorporated under the federal laws of Canada and all of our directors and officers are residents of Canada.  Consequently, it may be difficult for United States investors to affect service of process within the United States upon us or upon our directors or officers, or to enforce, inside or outside of the United States, any judgments of United States courts predicated upon civil liabilities under the United States Securities Exchange Act of 1934, as amended.  A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained is determined by the Canadian court not to have had jurisdiction in the matter.  Furthermore, an original action might not be able to be brought successfully in Canada against any of such persons or us predicated solely upon such civil liabilities.

There is no assurance that the Canada Revenue Agency will not assess shareholders for Canadian federal income tax as a result of the completion of the Continuation.

In taking into account the provisions of the Income Tax Act (Canada) and policies of the Canada Revenue Agency, our shareholders should not incur liability for Canadian federal income tax under the Income Tax Act (Canada) in the course and as a consequence of the Continuation.  As this view is to an extent based on the Company’s Canadian tax advisor’s interpretation of law, and on an understanding of the policies of the Canada Revenue Agency (which are not law), it is possible that the Canada Revenue Agency may take a different approach and may treat shareholders as having disposed of their shares as a consequence of the Continuation, in which event shareholders may have resultant gain or loss for purposes of the Income Tax Act (Canada).  The Company’s Canadian tax advisor considers this risk to be remote, but no tax ruling has been sought or obtained in this regard.

Risks Related to our Operations

We may not be able to continue as a going concern or fund our existing capital needs.

Our independent registered public accounting firm included an explanatory paragraph in their report included herein on our financial statements related to the uncertainty in our ability to continue as a going concern.  The paragraph stated that we do not have sufficient cash on-hand or other funding available to meet our obligations and sustain our operations, which raises substantial doubt about our ability to continue as a going concern.  Our cash and cash equivalents were sufficient to fund our existing development commitments, indebtedness and general operating expenses through December 31, 2012; however, we will not be generating any product-based revenues or realizing cash flows from operations in the near term, if at all, and may not have sufficient cash or other funding available to complete our anticipated business activities during 2013.

We have incurred losses in the past and expect to incur greater losses until we implement our business plan.

We are a development stage company and we have not yet begun generating revenues and we do not expect to begin generating revenues until the clinical trials for our sole product candidate is completed and is successful.  In particular, our multi-purpose anti-tumor compound, Adva-27a, expects to be entering Phase I clinical trials for multidrug resistant breast cancer indication during 2014, provided that we are successful in obtaining the funding necessary to conduct these trials.  We expected that we would begin these clinical trials during 2012, but were unable to secure sufficient funding to undertake this activity.  There can be no assurances that we will be successful in raising the funds necessary to conduct these trials.  Further, there can be no assurance that the results obtained from laboratory or research studies will be replicated in human studies or that such human studies will not identify undesirable side effects.  There can be no assurance that any of our therapeutic products will meet applicable health regulatory standards, obtain required regulatory approvals or clearances, be produced in commercial quantities at reasonable costs, be successfully marketed or be profitable enough that we will recoup the investment made in such product candidates.

We are a development stage company and may never attain product sales.

We have not received approval for any of our product candidates from the FDA.  Any compounds that we discover or in-license will require extensive and costly development, preclinical testing and/or clinical trials prior to seeking regulatory approval for commercial sales.  Our most advanced and only product candidate, Adva-27a, may never be approved for commercial sale.  The time required to attain product sales and profitability is lengthy and highly uncertain, and we cannot assure you that we will be able to achieve or maintain product sales.

We expect our net operating losses to continue for at least several years, and we are unable to predict the extent of future losses or when we will become profitable, if ever.  We have incurred significant net losses since our formation in 2009.  We have incurred an accumulated deficit of $3,002,666 as of December 31, 2012 and $4,630,306 as of June 30, 2013.  Our operating losses are due in large part to the significant research and development costs required to identify, validate and license potential product candidates, conduct preclinical studies and conduct clinical trials of our more advanced product candidates.  To date, we have not generated any revenues and we do not anticipate generating any revenues in the near term, if ever.  We expect to increase our operating expenses over the next several years as we plan to:

●          Prepare and carry out for the development of Adva-27a;
●          Expand our research and development activities;
●          Increase our required corporate infrastructure and overhead.

As a result, we expect to continue to incur significant and increasing operating losses for the foreseeable future.  Because of the numerous risks and uncertainties associated with our research and product development efforts, we are unable to predict the extent of any future losses or when we will become profitable, if ever.  Even if we do achieve profitability, we may not be able to sustain or increase profitability on an ongoing basis.

We have not conducted any significant business operations yet and have been unprofitable to date.

There is no prior operating history by which to evaluate the likelihood of our success or our contribution to our overall profitability.  We may never complete clinical trials of our product and commence significant operations or, if we do complete these clinical trials there are no assurances that the results will be positive.

We will require additional funding to satisfy our future capital needs, and future financing strategies may adversely affect holders of our Common Stock.

Our operations will require significant additional funding in large part due to our research and development expenses, future preclinical and clinical testing costs, and the absence of any meaningful revenues in the near future. We do not know whether additional financing will be available to us on favorable terms or at all.  If we cannot raise additional funds, we may be required to reduce our capital expenditures, scale back product development programs, reduce our workforce and license to others products or technologies that we may otherwise be able to commercialize.

To the extent we raise additional capital by issuing equity securities our stockholders could experience substantial dilution.  Any additional equity securities we issue or issuances of debt we may enter into or undertake may have rights, preferences or privileges senior to those of existing holders of stock.  To the extent that we raise additional funds through collaboration and licensing arrangements, we may be required to relinquish some rights to our technologies or product candidates, or grant licenses on terms that are not favorable to us.

We have not recorded any revenues from the sale of therapeutic products, have accumulated significant losses since inception and expect to continue to incur losses in the future.

There can be no assurance that we will ever be able to achieve or sustain sufficient sales or other revenue growth in order to achieve profitability or positive cash flow.  To become profitable we, either alone or with one or more partners, must develop, manufacture and successfully market therapeutic product candidates.  There can be no assurance that we will be successful in achieving the sales levels required to achieve profitability.  In addition, lower than anticipated revenues may negatively impact our cash flows, which could accelerate the need for additional capital.

The FDA may change its approval policies or requirements, or apply interpretations to its policies or requirements, in a manner that could delay or prevent commercialization of Adva-27a.

Regulatory requirements may change in a manner that requires us to conduct additional clinical trials, which may delay or prevent commercialization of our only drug candidate, Adva-27a.  We cannot provide any assurance that the FDA will not require us to repeat existing studies or conduct new or unforeseen experiments in order to demonstrate the safety and efficacy of Adva-27a before considering the approval of Adva-27a for the treatment of lung cancer or breast cancer indication.  Further, FDA Advisory Panel meetings discussing such drug approvals may result in the heightened scrutiny of Adva-27a for the treatment of lung cancer or breast cancer.

Our business would be materially harmed if we fail to obtain FDA approval of a New Drug Application (“NDA”) for Adva-27a.

We anticipate that our ability to generate any significant product revenues in the near future will depend solely on the successful development and commercialization of Adva-27a.  The FDA may not approve in a timely manner, or at all, the NDA that we submit.  If we are unable to submit an NDA for other product candidates, or if the NDA we submitted for Adva-27a is not approved by the FDA, we will be unable to commercialize any products in the United States and our business will be materially harmed.  The FDA can and does reject NDAs, and often requires additional clinical trials, even when product candidates performed well or achieved favorable results in large-scale Phase III clinical trials.  The FDA imposes substantial requirements on the introduction of pharmaceutical products through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures.  Satisfaction of these requirements typically takes several years and may vary substantially based upon the type and complexity of the pharmaceutical product.  Our product candidates are novel compounds or new chemical entities, which may further increase the period of time required for satisfactory testing procedures.

Data obtained from preclinical and clinical activities are susceptible to varying interpretations, which could delay, limit or prevent regulatory approval.  In addition, delays or rejections may be encountered based on changes in, or additions to, regulatory policies for drug approval during the period of product development and regulatory review.  The effect of government regulation may be to delay or prevent the commencement of clinical trials or marketing of our product candidates for a considerable period of time, to impose costly procedures upon our activities and to provide an advantage to our competitors that have greater financial resources or are more experienced in regulatory affairs.  The FDA may not approve our product candidates for clinical trials or marketing on a timely basis or at all.  Delays in obtaining or failure to obtain such approvals would adversely affect the marketing of our product candidates and our liquidity and capital resources.

Drug products and their manufacturers are subject to continual regulatory review after the product receives FDA approval.  Later discovery of previously unknown problems with a product or manufacturer may result in additional clinical testing requirements or restrictions on such product or manufacturer, including withdrawal of the product from the market.  Failure to comply with applicable regulatory requirements can, among other things, result in fines, injunctions and civil penalties, suspensions or withdrawals of regulatory approvals, product recalls, operating restrictions or shutdown and criminal prosecution.  We may lack sufficient resources and expertise to address these and other regulatory issues as they arise.

We may be sued or become a party to litigation, which could require significant management time and attention and result in significant legal expenses and may result in an unfavorable outcome which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

While we have no knowledge of any threatened litigation matters, we may be subject to lawsuits from time to time arising in the ordinary course of our business.  We may be forced to incur costs and expenses in connection with defending ourselves with respect to such litigation and the payment of any settlement or judgment in connection therewith if there is an unfavorable outcome.  The expense of defending litigation may be significant.  The amount of time to resolve lawsuits is unpredictable and defending ourselves may divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, results of operations and cash flows.  In addition, an unfavorable outcome in any such litigation could have a material adverse effect on our business, results of operations and cash flows.

Holders of our Common Stock may suffer significant dilution in the future.

In order to fully implement our business plan we will require additional capital, either debt or equity, or both.  As a result, we expect to raise additional equity capital by selling shares of our Common Stock or other securities in the future to raise the funds necessary to allow us to implement our business plan.  If we do so, investors will suffer significant dilution.

Our management and principal shareholders have the ability to significantly influence or control matters requiring a shareholder vote and other shareholders may not have the ability to influence corporate transactions.

Currently, Dr. Steve N. Slilaty owns, either directly or indirectly, approximately 56% of our outstanding voting securities.  As a result, he has the ability to determine the outcome on all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions.

If we are unable to attract and retain qualified scientific, technical and key management personnel, or if our key executive, Dr. Steve N. Slilaty, discontinues his employment with us, it may delay our research and development efforts.

We rely on the services of Dr. Slilaty for strategic and operational management, as well as for scientific and/or medical expertise in the development of our products.  The loss of Dr. Slilaty would result in a significant negative impact on our ability to implement our business plan.  We have not entered into an employment agreement with any member of our management, including Dr. Slilaty.  In addition, we do not maintain “key person” life insurance covering Dr. Slilaty or any other executive officer.  The loss of Dr. Slilaty will also significantly delay or prevent the achievement of our business objectives.

Our business will expose us to potential product liability risks and there can be no assurance that we will be able to acquire and maintain sufficient insurance to provide adequate coverage against potential liabilities.

Our business will expose us to potential product liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical products.  The use of our product candidates in clinical trials also exposes us to the possibility of product liability claims and possible adverse publicity.  These risks will increase to the extent our product candidates receive regulatory approval and are commercialized.  We do not currently have any product liability insurance, although we plan to obtain product liability insurance in connection with future clinical trials of our product candidates.  There can be no assurance that we will be able to obtain or maintain any such insurance on acceptable terms.  Moreover, our product liability insurance may not provide adequate coverage against potential liabilities.  On occasion, juries have awarded large judgments in class action lawsuits based on drugs that had unanticipated side effects.  A successful product liability claim or series of claims brought against us would decrease our cash reserves and could cause our stock price to fall significantly.

We face regulation and risks related to hazardous materials and environmental laws, violations of which may subject us to claims for damages or fines that could materially affect our business, cash flows, financial condition and results of operations.

Our research and development activities involve the use of controlled and/or hazardous materials and chemicals.  The risk of accidental contamination or injury from these materials cannot be completely eliminated.  In the event of an accident, we could be held liable for any damages or fines that result, and the liability could have a material adverse effect on our business, financial condition and results of operations.  We are also subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and waste products.  If we fail to comply with these laws and regulations or with the conditions attached to our operating licenses, the licenses could be revoked, and we could be subjected to criminal sanctions and substantial liability or be required to suspend or modify our operations.  In addition, we may have to incur significant costs to comply with future environmental laws and regulations.  We do not currently have a pollution and remediation insurance policy.

We do not have any agreements with any collaborators or third party manufacturers to manufacture our products.  If and when we do reach an agreement with these parties, they may not be able to manufacture our product candidates, which would prevent us from commercializing our product candidates.

If any of our product candidates is approved by the FDA or other regulatory agencies for commercial sale, we will need third parties to manufacture the product in larger quantities.  If we are able to reach an agreement with any collaborator or third party manufacturer in the future, of which there can be no assurance, due to factors beyond our control these collaborators and/or third party manufacturers may not be able to increase their manufacturing capacity for any of our product candidates in a timely or economic manner, or at all.  Significant scale-up of manufacturing may require additional validation studies, which the FDA must review and approve.  If we are unable to increase the manufacturing capacity for a product candidate successfully, the regulatory approval or commercial launch of that product candidate may be delayed or there may be a shortage in the supply of the product candidate.  Our product candidates require precise, high-quality manufacturing.  The failure of collaborators or third party manufacturers to achieve and maintain these high manufacturing standards, including the incidence of manufacturing errors, could result in patient injury or death, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could seriously harm our business.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market any products we may develop, we may be unable to generate revenues.

We do not currently have product sales and marketing capabilities.  If we receive regulatory approval to commence commercial sales of any of our product candidates, we will have to establish a sales and marketing organization with appropriate technical expertise and distribution capabilities or make arrangements with third parties to perform these services in other jurisdictions.  If we receive approval to commercialize Adva-27a for the treatment of breast cancer indication, we intend to engage additional pharmaceutical or health care companies with existing distribution systems and direct sales organizations to assist us in North America and abroad.  We may not be able to negotiate favorable distribution partnering arrangements, if at all.  To the extent we enter into co-promotion or other licensing arrangements, any revenues we receive will depend on the efforts of third parties and will not be under our control. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, our ability to generate product revenues, and become profitable, would be severely limited.

Our ability to generate any significant revenues in the near-term is dependent entirely on the successful commercialization and market acceptance of Adva-27a.  Factors that may inhibit our efforts to commercialize Adva-27a or other product candidates without strategic partners or licensees include:

●	difficulty recruiting and retaining adequate numbers of effective sales and marketing personnel;
●	the inability of sales personnel to obtain access to, or persuade adequate numbers of, physicians to prescribe our products;
●	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage against companies with broader product lines; and
●	unforeseen costs associated with creating an independent sales and marketing organization.

Even if we successfully develop and obtain approval for Adva-27a, our business will not be profitable if this product does not achieve and maintain market acceptance.

Even if our product candidate, Adva-27a, is approved for commercial sale by the FDA or other regulatory authorities, the degree of market acceptance of our approved product candidate by physicians, healthcare professionals, patients and third-party payors, and our resulting profitability and growth, will depend on a number of factors, including:

●	our ability to provide acceptable evidence of safety and efficacy;
●	relative convenience and ease of administration;
●	the prevalence and severity of any adverse side effects;
●	the availability of alternative treatments;
●	the details of FDA labeling requirements, including the scope of approved indications and any safety warnings;
●	pricing and cost effectiveness;
●	the effectiveness of our or our collaborators' sales and marketing strategy;
●	our ability to obtain sufficient third-party insurance coverage or reimbursement; and
●	our ability to have the product listed on insurance company formularies.

If our product candidate achieves market acceptance, we may not be able to maintain that market acceptance over time if new products or technologies are introduced that are received more favorably or are more cost effective.  Complications may also arise, such as development of new know-how or new medical or therapeutic capabilities by other parties that render our product obsolete.

Because the results of preclinical studies for our preclinical product candidates are not necessarily predictive of future results, our product candidates may not have favorable results in later clinical trials or ultimately receive regulatory approval.

Our product candidate has not been tested in clinical trials.  Positive results from preclinical studies are no assurance that later clinical trials will succeed.  Preclinical trials are not designed to establish the clinical efficacy of our preclinical product candidate.  We will be required to demonstrate through clinical trials that our product candidate is safe and effective for use before we can seek regulatory approvals for commercial sale.  There is typically an extremely high rate of failure as product candidates proceed through clinical trials.  If our product candidate fails to demonstrate sufficient safety and efficacy in any clinical trial, we would experience potentially significant delays in, or be required to abandon, development of that product candidate.  This would adversely affect our ability to generate revenues and may damage our reputation in the industry and in the investment community.

The future clinical testing of our product candidates could be delayed, resulting in increased costs to us and a delay in our ability to generate revenues.

Our product candidate will require preclinical testing and extensive clinical trials prior to submitting a regulatory application for commercial sales.  We do not know whether clinical trials will begin on time, if at all.  Delays in the commencement of clinical testing could significantly increase our product development costs and delay product commercialization.  In addition, many of the factors that may cause, or lead to, a delay in the commencement of clinical trials may also ultimately lead to denial of regulatory approval of a product candidate.  Each of these results would adversely affect our ability to generate revenues.

The commencement of clinical trials can be delayed for a variety of reasons, including delays in:

●	demonstrating sufficient safety to obtain regulatory approval to commence a clinical trial;
●	reaching agreement on acceptable terms with prospective research organizations and trial sites;
●	manufacturing sufficient quantities of a product candidate;
●	obtaining institutional review board approvals to conduct clinical trials at prospective sites; and
●	procuring adequate financing to fund the work.

In addition, the commencement of clinical trials may be delayed due to insufficient patient enrollment, which is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to clinical sites, the availability of effective treatments for the relevant disease, and the eligibility criteria for the clinical trial.  If we are unable to enroll a sufficient number of evaluable patients, the clinical trials for our product candidates could be delayed until sufficient numbers are achieved.

We will face significant competition from other biotechnology and pharmaceutical companies, and our operating results will suffer if we fail to compete effectively.

We are a development stage company with three employees.  Most of our competitors, such as Bristol-Myers Squibb, Pfizer, TEVA, Amgen, and others, are large pharmaceutical companies with substantially greater financial, technical and human resources than we have.  The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change.  The drug that we are attempting to develop will compete with existing therapies if we receive marketing approval.  Because of their significant resources, our competitors may be able to use discovery technologies and techniques, or partnerships with collaborators, in order to develop competing products that are more effective or less costly than the product candidate we are developing.  This may render our technology or product candidate obsolete and noncompetitive.  Academic institutions, government agencies, and other public and private research organizations may seek patent protection with respect to potentially competitive products or technologies and may establish exclusive collaborative or licensing relationships with our competitors.

As a company, we do not have any experience in conducting clinical trials for our Adva-27a development program.  Our competitors may succeed in obtaining FDA or other regulatory approvals for product candidates more rapidly than us.  Companies that complete clinical trials, obtain required regulatory agency approvals and commence commercial sale of their drugs before we do may achieve a significant competitive advantage, including certain FDA marketing exclusivity rights that would delay or prevent our ability to market certain products.  Any approved drugs resulting from our research and development efforts, or from our joint efforts with our existing or future collaborative partners, might not be able to compete successfully with our competitors' existing or future products.

Because our product candidate and our development and collaboration efforts depend on our intellectual property rights, adverse events affecting our intellectual property rights will harm our ability to commercialize products.

Our success will depend to a large degree on our own and our licensors' ability to obtain and defend patents for each party's respective technologies and the compounds and other products, if any, resulting from the application of such technologies.  The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and technical questions.  No consistent policy regarding the breadth of claims allowed in biotechnology patents has emerged to date.  Accordingly, we cannot predict the breadth of claims that will be allowed or maintained, after challenge, in our or other companies' patents.

The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

●	we were the first to make the inventions covered by each of our pending patent applications;
●	we were the first to file patent applications for these inventions;
●	others will not independently develop similar or alternative technologies or duplicate any of our technologies;
●	any patents issued to us or our collaborators will provide a basis for commercially viable products, will provide us with any competitive advantages or will not be challenged by third parties;
●	our pending patent applications will result in issued patents;
●	we will develop additional proprietary technologies that are patentable; or
●	the patents of others will not have a negative effect on our ability to do business.

If we cannot maintain the confidentiality of our technology and other confidential information in connection with our collaborations, then our ability to receive patent protection or protect our proprietary information will be impaired.  In addition, some of the technology we have licensed relies on patented inventions developed using U.S. and other governments’ resources.  Under applicable law, the U.S. government has the right to require us to grant a nonexclusive, partially exclusive or exclusive license for such technology to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, if the government determines that such action is necessary.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information and may not adequately protect our intellectual property.

We rely on trade secrets to protect our technology, particularly when we do not believe patent protection is appropriate or obtainable.  However, trade secrets are difficult to protect.  In order to protect our proprietary technology and processes, we rely in part on confidentiality and intellectual property assignment agreements with our employees, consultants, outside scientific collaborators and sponsored researchers and other advisors.  These agreements may not effectively prevent disclosure of confidential information nor result in the effective assignment to us of intellectual property, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements.  In addition, others may independently discover our trade secrets and proprietary information, and in such case we could not assert any trade secret rights against such party.  Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time consuming, and the outcome is unpredictable.  In addition, courts outside the United States may be less willing to protect trade secrets.  Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

The implementation of our business plan will result in a period of rapid growth that will impose a significant burden on our current administrative and operational resources.

Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources by attracting, training, managing and retaining additional qualified personnel, including additional members of management, technicians and others.  To successfully develop our products we will need to manage operating, producing, marketing and selling our products.  There can be no assurances that we will be able to do so.  Our failure to successfully manage our growth will have a negative impact on our anticipated results of operations.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain executive management and qualified board members.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations increases our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company,” as defined in the Jumpstart our Business Startups Act, or the JOBS Act.  The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results.  The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required.  As a result, management’s attention may be diverted from other business concerns which could adversely affect our business and operating results.  We may need to hire more employees in the future or engage outside consultants which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming.  These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies.  This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.  We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities.  If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

However, for as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We would cease to be an “emerging growth company” upon the earliest of: (i) the first fiscal year following the fifth anniversary of our becoming a reporting company, (ii) the first fiscal year after our annual gross revenues are $1.0 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, or (iv) as of the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage.  These factors could also make it more difficult for us to attract and retain qualified members of our Board of Directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this Prospectus and in future filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties.  If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions.  If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Risks Related to our Common Stock

There is a limited trading market for our securities and there can be no assurance that such a market will develop in the future.

There is no assurance that a market will develop in the future or, if developed, that it will continue.  In the absence of a public trading market, an investor may be unable to liquidate his investment in our Company.

We do not have significant financial reporting experience, which may lead to delays in filing required reports with the Securities and Exchange Commission and suspension of quotation of our securities on the OTCBB or a national exchange, which will make it more difficult for you to sell your securities.

The OTCBB and other national stock exchanges each limits quotations to securities of issuers that are current in their reports filed with the Securities and Exchange Commission.  Because we do not have significant financial reporting experience, we may experience delays in filing required reports with the Securities and Exchange Commission (the “SEC”).  Because issuers whose securities are qualified for quotation on the OTCBB or any other national exchange are required to file these reports with the SEC in a timely manner, the failure to do so may result in a suspension of trading or delisting.

There are no automated systems for negotiating trades on the OTCBB and it is possible for the price of a stock to go up or down significantly during a lapse of time between placing a market order and its execution, which may affect your trades in our securities.

Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders, an order to buy or sell a specific number of shares at the current market price, it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

Our stock will be considered a “penny stock” so long as it trades below $5.00 per share.  This can adversely affect its liquidity.

Our Common Stock is currently considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and as such, trading in our Common Stock will be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements.  The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks.  In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.  In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

We do not anticipate payment of dividends, and investors will be wholly dependent upon the market for the Common Stock to realize economic benefit from their investment.

As holders of our Common Stock, you will only be entitled to receive those dividends that are declared by our Board of Directors out of retained earnings.  We do not expect to have retained earnings available for declaration of dividends in the foreseeable future.  There is no assurance that such retained earnings will ever materialize to permit payment of dividends to you.  Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

Any adverse effect on the market price of our Common Stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

Sales of substantial amounts of our Common Stock, or in anticipation that such sales could occur, may materially and adversely affect prevailing market prices for our Common Stock.

The market price of our Common Stock may fluctuate significantly in the future.

The market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

●	competitive pricing pressures;
●	our ability to produce and sell our products on a cost-effective and timely basis;
●	our inability to obtain working capital financing;
●	the introduction and announcement of one or more new alternatives to our products by our competitors;
●	changing conditions in the market;
●	changes in market valuations of similar companies;
●	stock market price and volume fluctuations generally;
●	regulatory developments;
●	fluctuations in our quarterly or annual operating results;
●	additions or departures of key personnel; and
●	future sales of our Common Stock or other securities.

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market.  You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of stock price volatility.  We may be the target of similar litigation in the future.  Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business.  Any of the risks described above could adversely affect our sales and profitability and also the price of our Common Stock.

We cannot predict whether we will successfully effectuate our current business plan.

Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in our Common Stock and should take into consideration when making such analysis, among others, the Risk Factors discussed above.

THE CONTINUATION

Authorized Capital Following Continuance

The Articles of Continuance of Sunshine-Canada will provide that the authorized capital of the Sunshine-Canada will be an unlimited number of Common Shares without par value and an unlimited number of Preferred Shares, issuable in series.  Sunshine-Colorado’s Articles of Incorporation presently provide that our authorized capital is 200,000,000 shares of Common Stock, par value $0.001 per share and 5,000,000 shares of Preferred Stock par value $0.10 per share.  Our management believes that this change in our authorized capital is more customary for Canadian corporations and provides us with greater flexibility and efficiency in conducting our affairs in the future.

Canadian corporate law permits corporations to create classes of shares with an unlimited number of shares authorized.  This provides a board with greater flexibility in fund raising and responding to corporate opportunities as prior shareholder approval to increase the authorized capital is never required.  Colorado corporate law does not permit authorized capital to be unlimited.

Our current quorum for shareholders’ meetings of a majority of the votes outstanding is a very high threshold for a public company and could result in the Company not being able to hold and conduct annual and special meetings when required.  The lower quorum to be introduced in connection with the change in corporate domicile will greatly increase the likelihood that once a meeting has been called it will be successfully concluded and corporate funds will not be wasted.  The proposed new lower quorum requirement is similar to that adopted by the majority of public companies in Canada.

Financial Statement Reporting

Upon completion of the Continuation, we will be required to prepare our annual and interim financial statements in accordance with IFRS.

We presently prepare our financial statements in accordance with US GAAP.  We file our audited annual financial statements with the SEC on Annual Reports on Form 10-K and our unaudited interim financial statements with the SEC on Quarterly Reports on Form 10-Q.  Upon completion of the Continuation, we anticipate that we will meet the definition of a “foreign private issuer” in the United States under the Exchange Act.  As a reporting foreign private issuer, we anticipate that we will file a Form 20-F Annual Report each year with the SEC.  The Form 20-F Annual Report will include financial statements prepared in accordance with IFRS with reconciliation to US GAAP.  We will not be required to file interim quarterly reports on Form 10-QSB, however we will be required to file our interim financial statements and management discussion and analysis that we prepare as a reporting issuer under Canadian securities legislation with the SEC on SEC Form 6-K.  The interim financial statements will be prepared in accordance with IFRS whereas our current Quarterly Reports on Form 10-QSB include interim financial statements prepared in accordance with US GAAP.

In addition, as a foreign private issuer, our directors, officers and 10% stockholders will not be subject to the insider reporting requirements of Section 16(b) of the Exchange Act and we will not be subject to the proxy rules of Section 14 of the Exchange Act.  However, similar rules and requirements will be applicable in Canada. Furthermore, Regulation FD does not apply to non-United States companies and will not apply to Sunshine upon the conversion.

Effective time of the Continuation

The following filings are required in connection with the Continuation:

●	the delivery of Articles of Merger to the Colorado and Delaware Secretary of State;
●	the filing of a Certificate of Transfer with the Delaware Secretary of State;
●	the filing of Articles of Continuance with the Director of Business Corporations; and
●	the issuance of a Certificate of Continuance by the Director under the CBCA in accordance with Sections 187 and 262 of the CBCA.

We anticipate that all of the above filings will be filed promptly after effectiveness of our registration statement filed with the SEC, of which this Prospectus is a part. The Continuation will be effective upon the issuance of a Certificate of Continuance by the Director under the CBCA.

Conditions to the Consummation of the Continuation

Our Board of Directors and the holders of a majority of our issued and outstanding common shares have taken all action necessary to adopt and approve the Continuation.  The only material consent, approval or authorization of or filing with any governmental entity required to consummate the Continuation are the filing of the Plan of Merger with the Secretary of State in Delaware and Colorado, the filing of the Certificate of Transfer in Delaware and the filing of Articles of Continuance with the Director under the CBCA.

Exchange of Share Certificates

Upon consummation of the Continuation, each outstanding share of our Common Stock will automatically become one fully paid and nonassessable outstanding common share of Sunshine-Canada.  There are no outstanding Preferred Shares, options or warrants to purchase or otherwise acquire shares of our Common Stock.  We do not intend to issue new stock certificates to stockholders of record upon the effective date of the Continuation and each certificate representing issued and outstanding shares of our Common Stock immediately prior to the effective date of the Continuation will evidence ownership of the common shares of Sunshine-Canada after the effective date of the Continuation and will be replaced on transfer.  Thus, it will not be necessary for our shareholders to exchange their existing stock certificates for certificates of Sunshine-Canada.  Our outstanding stock certificates should not be destroyed or sent to us.  We anticipate that delivery of existing certificates of Common Stock will constitute “good delivery” of common shares of Sunshine-Canada in transactions on the OTCBB-QM where our Common Stock is currently listed for trading.

PLEASE NOTE:  Stockholders need not exchange their existing stock certificates for stock certificates of Sunshine-Canada.  However, any stockholders desiring new stock certificates representing common shares of Sunshine-Canada may submit their existing stock certificates to our transfer agent, Corporate Stock Transfer Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, and obtain new certificates.  There will be a charge of approximately $35.00 payable by any shareholder desiring a new share certificate.

Warrants and Stock Options

As of the date of this Prospectus we have no options or warrants outstanding and we do not expect to issue any options or warrants prior to the effectiveness of the Continuation.  If we do issue any warrant or option prior to the effectiveness of the Continuation, all such warrants and options to purchase shares of our Common Stock granted or issued prior to the effective time of the Continuation will remain warrants and options to purchase shares in Sunshine as continued under the CBCA.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES

The following section summarizes the material United States federal income tax consequences of the Continuation to the “U.S. holders” (as defined below).  It does not purport to discuss all of the United States consequences that may be relevant to stockholders, nor will it apply to the same extent or in the same way to all stockholders.  The summary does not describe the effect of the U.S. federal estate tax laws or the effects of any state or local tax law, rule or regulation, nor is any information provided as to the effect of any other United States or foreign tax law, other than the federal income tax laws of the United States to the extent specifically set forth herein.  This discussion and the opinions contained herein are not a guarantee of results and neither bind the IRS or the courts nor preclude the IRS nor a court from adopting a contrary position.  In addition, no assurance can be given that new or future legislation, regulations or interpretations will not significantly change the tax considerations described below, and any such change may apply retroactively.  The tax discussion set forth below is based upon the facts set out in this Prospectus and upon additional information possessed by our management.

The tax discussion is included for general information purposes only.  It is not intended to be, nor should it be construed to be, legal or tax advice to any particular stockholder and does not address all aspects of taxation that may be relevant to individual circumstances and tax situation of any particular shareholder.

You are strongly advised and are expected to consult with your own legal and tax advisors regarding the United States income tax consequences of the Continuance in light of your particular circumstances.

This discussion applies to us and our stockholders who are U.S. holders that own our common shares.  U.S. holders include individual citizens or residents of the United States, corporations (or entities treated as corporations for U.S. federal income tax purposes) organized under the laws of the United States or any State thereof or the District of Columbia, U.S. trusts and U.S. estates.  U.S. trusts are trusts that are subject to U.S. federal income taxation regardless of source of income and generally include trusts that are subject to the primary supervision of a U.S. court and that are under the control of one or more U.S. persons with respect to substantial trust decisions.  A U.S. estate is an estate that is subject to U.S. federal income taxation regardless of the source of the income.  U.S. holders who own interests indirectly through partnerships or through one or more non-U.S. entities or carry on business outside the United States through a permanent establishment or fixed place of business, or U.S. holders who hold an interest other than as a common shareholder, should consult with their tax advisors regarding their particular tax consequences.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), adopted and proposed regulations thereunder, Internal Revenue Service (IRS) rulings and pronouncements, and judicial decisions, all of which are subject to change, perhaps with retroactive effect.  Any such change could alter the tax consequences discussed below.  No ruling from the IRS will be requested concerning the U.S. federal income tax consequences of the Continuance.  This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders in light of their personal circumstances or to U.S. holders subject to special treatment under the U.S. Code, including, without limitation, banks, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, S corporations, individual retirement and other deferred accounts, application of the alternative minimum tax rules, holders who received our stock as compensation, persons who hold notes or stock as part of a hedge, conversion, or constructive sale transaction, straddle, or other risk-reduction transaction, persons that have a “functional currency” other than the U.S. dollar, and persons subject to taxation as expatriates.  This summary does not address the material U.S. federal income tax consequences to a U.S. holder of the ownership, exercise, or disposition of any warrants or compensatory options.

Application of Section 7874 of the Code

Section 7874 of the Internal Revenue Code (the "Code") was enacted in 2004 to discourage U.S. corporations from migrating to non-U.S. jurisdictions to avoid U.S. corporate income taxation.  To accomplish this objective, Section 7874 of the Code, if applicable, may result in the new entity being liable for U.S. income tax even when it is not a U.S. corporation.  Section 7874 of the Code does not apply to the migration of a corporation from the U.S. to a non-U.S. jurisdiction where the entity has substantial business activities in the non-U.S. jurisdiction it is migrating to when compared to its total business activities.

The Continuation is considered a migration of us from the U.S. to Canada.  Section 7874 of the Code will apply to the Continuation unless we are considered to have substantial business activities in Canada when compared to our total business activities.  If applicable, Section 7874 of the Code will cause us to be liable for U.S. corporate income taxes even after the Continuation.

To determine whether a migrating corporation has substantial business activities in Canada when compared to its total business activities, the regulations under Section 7874 of the Code provide for both a safe harbor test and a facts and circumstances test.

We cannot satisfy the safe harbor test and, thus, must rely on the facts and circumstances test.  The facts and circumstances test lists five factors to consider, namely, historical business activities, current business activities, location of management activities, and ownership and existence of business activities that are material to the achievement of our overall business objectives.

As of the date of this Prospectus we have no operations of any kind in the US and all of our operations, as well as our principal place of business, is located in Canada.  All of our management is located in Canada, and our stock is predominantly owned by Canadian persons or entities, so the third and fourth factors indicate that our business activities in Canada are substantial in relation to our overall business activity.  Material to achieving our business objectives is raising additional capital.  Our business activities are all located in Canada, which satisfies the fifth condition.

The regulations do seem to contemplate that the tests are to be applied given each corporation's individual circumstances.  The preamble to the regulations explains that the reason for the substantial business activity exception to the provision of Section 7874 is to prevent tax avoidance by preventing U.S. companies from migration to a jurisdiction in which they have no bona fide connection.  We are not moving our place of incorporation from the United States to Canada to avoid U.S. corporate income taxes.  We believe we clearly have a bona fide connection to Canada.  We further believe that, while not explicitly a part of the substantial activities test set forth in the regulations, our lack of tax motivation and our bona fide connection to Canada should be considered.

Based on the foregoing discussion, we believe that it is more likely than not that we will be considered as having substantial business activities in Canada when compared to our overall business activities so that Section 7874 of the Code will not apply to the Continuation to cause us to continue to be subject to U.S. corporate income taxes after the Continuation.  The remainder of this discussion assumes that Section 7874 of the Code will not apply to the Continuance.

U.S. Tax Consequences to Shareholders

For U.S. income tax purposes, the Continuation is deemed to be a transfer by Sunshine Biopharma, Inc., a Colorado corporation ("Sunshine-Colorado"), of its assets to Sunshine Biopharma Inc., a Canadian corporation ("Sunshine- Canada"), in exchange for the stock of Sunshine-Canada, which stock Sunshine-Colorado will distribute to its shareholders in a liquidating distribution.  Absent applicable non-recognition provisions, Sunshine-Colorado would be required to recognize gain on the transfer of its assets to Sunshine-Canada, and the shareholders of Sunshine-Colorado would be required to recognize gain on the exchange of their shares for shares of Sunshine-Canada.

Section 368 of the Code provides that certain corporate reorganization transactions can be conducted without the recognition of gain or loss to the corporation transferring assets to another corporation or to the shareholders exchanging their shares in one corporation for shares in another corporation.  Section 368(a)(1)(F) of the Code includes as one of the types of reorganization transactions that can be conducted without the recognition of gain "a mere change in identity, form, or place of organization of one corporation, however effected."

Because Sunshine-Canada is a non-U.S. corporation, in addition to satisfying the requirements of Section 368 of the Code, the Continuation must also meet certain requirements set forth within Section 367 of the Code to avoid the recognition of gain.  Section 367 of the Code generally applies to require the recognition on gain on certain transactions to non-U.S. corporations by U.S. persons (which include U.S. individual citizens or residents and U.S. corporations).  The transfer by Sunshine-Colorado of its assets to Sunshine-Canada is deemed to be a transfer to a non-U.S. corporation by a U.S. person.

Post-Continuance Sale of Sunshine-Canada Shares

A U.S. shareholder who sells his or her shares of our Company will generally recognize a long term capital gain (or loss).  The amount of capital gain (or loss) will equal the amount by which the cash received pursuant to the sale of the shares exceeds (or is exceeded by) such holder's adjusted basis in the shares surrendered.  If the U.S. shareholder's holding period for our shares (which includes the holding period for the Sunshine-Colorado shares) is less than one year, the U.S. shareholder will recognize a short term capital gain (or loss) on the sale of his or her shares.  Individuals are subject to a lower rate of federal income tax (currently 15%) on long term capital gains, while short term capital gains are subject to the same tax rate as is ordinary income. There are limitations on the ability of taxpayers to utilize both long term and short term capital losses.

Post-Continuance Dividends on Sunshine-Canada Shares

Any dividends received by U.S. shareholders of Sunshine-Canada will, assuming Sunshine is not a passive foreign investment company, be qualified dividends.  Individual shareholders are currently subject to United States federal income tax on qualified dividends at a 15% rate.  Any Canadian tax withheld by the Canada Revenue Agency on such dividends will be available as a foreign tax credit to the U.S. shareholders.  The amount of the Canadian taxes that can be used as a foreign tax credit will depend on the particular tax situation of each U.S. shareholder.  Each U.S. shareholder should consult with a tax advisor regarding the calculation of any available foreign tax credit available in his or her particular tax consequences.

MATERIAL CANADIAN INCOME TAX CONSEQUENCES

The following fairly summarizes the principal Canadian federal income tax consequences under the Income Tax Act (Canada) (the “Canadian Act”) applicable to Sunshine and its shareholders of the Continuation, and thereafter of holding and disposing of our common shares.

Comment is restricted to our shareholders (each in this summary a “Holder”), each of whom is an individual (other than a trust) or corporation who or which, at all material times for the purposes of the Canadian Act, holds all common shares in the capital of Sunshine  solely as capital property, acts at arm’s length with Sunshine , and is not, a “financial institution” to which the “mark to market” rules apply, a “specified financial institution”, nor a shareholder in respect of whom Sunshine  is a “foreign affiliate” under the Canadian Act.  Comment is further restricted, in the case of any Holder who is not resident in Canada for Canadian income tax purposes (in this commentary, a “Non-resident Holder”), to Non-resident Holders whose common shares in the capital of Sunshine are not used in or in the course of carrying on a business in Canada, and will not constitute “taxable Canadian property” at any particular time after the Continuation.  In general, a Sunshine  common share held by a Nonresident Holder will not constitute taxable Canadian property at any particular time after the Continuation provided that neither the Non-resident Holder, nor any one or more persons with whom the Non-resident Holder does not deal at arm’s length, alone or in any combination held or had a right to acquire 25% or more of the issued shares of any class in the capital stock of Sunshine at any time in the five years immediately preceding the particular time.

Comment is based on the current provisions of the Canadian Act and regulations, all amendments thereto publicly proposed by the Minister of Finance of Canada to the date hereof, and counsel’s understanding of the published administrative practices of the Canada Revenue Agency (CRA). Unless otherwise expressly stated, it is assumed that all such amendments will be enacted substantially as currently proposed, and that there will be no other material change to any relevant law or administrative practice, although no assurances can be given in these respects.  Except to the extent otherwise expressly provided, this summary does not take into account any provincial, territorial or foreign tax law, nor any bilateral income tax treaty to which Canada is a party.

This summary is of a general nature only and is not, and is not to be construed as, Canadian income tax advice to any particular Holder.  Each Holder is urged to obtain independent advice as to the legal and Canadian income tax implications of the Continuation, and thereafter of holding and disposing of common shares in the capital of Sunshine, applicable to the Holder’s particular circumstances.

The Continuation

Our taxation year for Canadian tax purposes will be deemed to have ended immediately before the Continuation.  It will be required to fix a new taxation year end for Canadian income tax purposes.  We will also be deemed to have disposed of all our assets immediately before the Continuation for proceeds of disposition, and immediately thereafter to have acquired them at a cost, equal to their fair market value at that time.  We should not thereby incur any liability for Canadian income tax.  We will become a resident of Canada for the purposes of the Canadian Act as a result of the Continuation, and consequently thereafter will be liable for Canadian income tax on our world-wide taxable income, if any, computed in accordance with the Canadian Act, subject only to such relief, if any, to which we may be entitled under any Canadian bilateral income tax treaty that may apply to us.

Resident Holders and Non-resident Holders

The Continuation should not give rise to any liability for Canadian income tax to any shareholder, regardless of the shareholder’s fiscal residence.

Disposing of common shares

Canadian Resident Holders

The normal rules for the taxation of capital gains and losses applicable before the Continuation to shareholder's who are resident in Canada for the purposes of the Canadian Act (each a “Resident Holder”) will continue to apply to Resident Holders in respect of a disposition of common shares in the capital of Sunshine-Canada  after the Continuation.

In summary, these rules will provide that a Resident Holder who disposes of such a common share after the Continuation will realize a capital gain (capital loss) equal to the amount by which the proceeds received by the Resident Holder on the disposition exceed (are exceeded by) the adjusted cost base of the common share to the Resident Holder.

The Resident Holder will be required to include one half of any such capital gain (taxable capital gain) in income to be taxed at normal rates.

The Resident Holder may deduct one half of any such capital loss (allowable capital loss) from taxable capital gains realized in the taxation year of the Resident Holder in which the disposition occurs and, to the extent not so deductible, from taxable capital gains realized in any of the three preceding taxation years or any subsequent taxation year.

The Resident Holder, if a “Canadian-controlled private corporation” as defined for the purposes of the Canadian Act, will be required to include any taxable capital gain so arising in its “aggregate investment income” and pay an additional refundable tax equal to 6 2/3% of its aggregate investment income, and will be entitled to a refund of such additional tax at the rate of CDN$1 of refund for every CDN$3 of taxable dividends that it subsequently pays.

Non-resident Holders

A Non-resident Holder who disposes of a common share in the capital of Sunshine-Canada after the Continuation will be subject to the normal rules for the taxation of capital gains and losses applicable after the Continuation to Resident Holders as discussed above if, at the time of disposition, the common share is not listed on a Canadian or foreign “designated stock exchange” as defined in the Canadian Act, unless the Non-resident Holder is relieved from such liability by an applicable tax treaty.  The OTC Bulletin Board is not such a designated stock exchange.  The disposition will be subject to capital gains tax unless exempted by an applicable tax treaty.

Generally, a Non-resident Holder who is a U.S. resident for the purposes of the Canada – U.S. Income Tax Convention, 1980, as amended (the “Treaty”) will not incur any tax liability provided that at the time of disposition not more than 50% of the value of the common shares in the capital of Sunshine  derives from “real property” situated in Canada as defined for the purposes of the Treaty (which includes among other things, any right to explore for or exploit mineral deposits and sources in Canada and other natural resources in Canada, or any right to an amount computed by reference to the production, including profit, from, or to the value of production from, mineral deposits and sources in Canada and other natural resources in Canada).

A Non-resident Holder who disposes of common shares in the capital of Sunshine-Canada after the Continuation will not incur any liability for Canadian income tax in respect of any taxable capital gain so arising, nor be permitted to deduct any allowable capital loss so arising from taxable capital gains (if any) of the Non-resident Holder otherwise subject to Canadian federal income tax if at the time of disposition such common shares are listed on a Canadian or foreign designated stock exchange, including the TSX-V.

The Non-resident Holder will not be required to obtain a tax clearance certificate from CRA in respect of the disposition  if at the time of disposition the common shares in the capital of Sunshine-Canada are listed on a Canadian or foreign “recognized stock exchange” (as defined under the Canadian Act), which includes a designated stock exchange.

Any Non-resident Holder who is contemplating disposing of common shares in the capital of Sunshine-Canada after the Continuation should obtain Canadian tax advice as to whether the Non-resident Holder will be subject to Canadian income tax, or be required to obtain a tax clearance certificate from CRA, in respect of the disposition.

Dividends on Common Shares

Canadian Resident Holders

A Resident Holder who is an individual will be required to include the amount of any dividend actually or deemed to have been received after the Continuation on a common share in the capital of Sunshine-Canada in income, subject to the usual dividend gross-up and dividend tax credit rules applicable to dividends paid by a taxable Canadian corporation.

A Resident Holder that is a corporation will be required to include the amount of any dividend actually or deemed to have been received by it after the Continuation on a common share in the capital of Sunshine-Canada in income, but generally will be entitled to deduct an equivalent amount in computing its taxable income.  The corporation, if it is a “private corporation” as defined for the purposes of the Canadian Act, or a corporation controlled by or for the benefit of an individual or any related group of individuals, may be liable for a further 33 1/3% refundable tax (Part IV Tax) on any such dividend to the extent that the dividend was deductible in computing its taxable income, and will be entitled to a refund on such Part IV Tax at the rate of CDN$1 of refund for every CDN$3 of taxable dividends that it subsequently pays.

Non-resident Holders

Each Non-resident Holder will be required to pay Canadian withholding tax on the amount of any dividend, including any stock dividend, paid or credited or deemed to be paid or credited by us after the Continuation to the Non-resident Holder on a common share.  The rate of withholding tax is 25% of the gross amount of the dividend, or such lesser rate as may be available under an applicable income tax treaty.  The rate of withholding tax under the Treaty applicable to a dividend paid to a Non-resident Holder who is a resident of the United States for the purposes of the Treaty is 5% if the Non-resident Holder is a company that owns at least 10% of our voting stock and 15% in any other case, of the gross amount of the dividend.  We will be required to withhold any such tax from the dividend, and remit the tax directly to CRA for the account of the Non-resident Holder.

COMPARATIVE RIGHTS OF STOCKHOLDERS

Comparison of Colorado and Canada Laws Before and After Continuation

Comparison of Shareholder Rights

The rights of our shareholders are currently governed by the Colorado Business Corporation Act (the “Colorado BCA”), Colorado common law, our current Articles of Incorporation, as amended (the “Colorado Articles”) and our current Bylaws (the “Colorado Bylaws”).  The Colorado Articles and the Colorado Bylaws are available for inspection during business hours at our principal executive offices and have also been filed as exhibits with our SEC filings.  In addition, copies may be obtained by writing to us at 469 Jean-Talon West, 3rd Floor, Montreal, Quebec, Canada H3N 1R4.  The rights of our shareholders after the completion of the Continuation will be governed by the CBCA, Canadian common law, the Canadian Articles of Continuance and the Canadian Bylaws.

Summarized below are the most significant changes in a shareholder’s rights that will occur as a result of the Continuation.  The summary below is not intended to be relied upon as an exhaustive list or complete description of all differences between the Colorado law and Canadian law and is qualified in its entirety by reference to the Colorado BCA, the Colorado Articles, the Colorado Bylaws, the CBCA, the Canadian Articles of Continuation and the Canadian Bylaws.

Current Colorado Articles of Incorporation	Canadian Articles of Continuance

Corporate Name

Our current corporate name is Sunshine Biopharma, Inc.	Upon Continuation, our corporate name would be changed, by removing the comma, to Sunshine Biopharma Inc., which is more customary for Canadian corporations.

Authorized Shares

We are authorized to issue up to 200,000,000 common shares with a par value of $0.001 and 5,000,000 shares of Preferred Stock, par value $0.10 per share.	Our authorized capital will be an unlimited number of Common Shares without par value and an unlimited number of Preferred Shares without par value, issuable in series.

Authority to Establish Series of Shares

The Articles do not state whether the Board has authority to create series or classes of shares.  Under the Colorado BCA, the Board of Directors has the right to determine terms of a class or series of shares.

Other than the Preferred Shares, the Board would not have the authority to establish a series of shares unless specifically authorized by an amendment to the Articles of Continuance, which would require approval of at least two-thirds of the votes cast by shareholders who voted on the matter.

Cumulative Voting Rights

No cumulative voting rights are authorized.	The shareholders will not have cumulative voting rights in the election of directors.

Preemptive Rights

No preemptive rights are authorized.	No shareholder shall have preemptive rights.

Director Liability

Under the Colorado BCA, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.
Indemnification covered in bylaws below.

Actions Requiring Shareholders Vote

Under the Colorado BCA, we must have a majority of all the votes entitled to be cast by each voting group to approve: (i) amendment to the Articles of Incorporation, (ii) plan of merger or share exchange, (iii) sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets; or (iv) dissolution of the corporation.

Under the CBCA, shareholders can take action by written resolution and without a meeting only if all shareholders entitled to vote on that resolution sign the written resolution.  The CBCA generally requires a vote of shareholders on a greater number and diversity of corporate matters than Colorado law, such as a corporate name change, the creation of a new class of shares, or an increase or decrease of the minimum or maximum number of directors. Furthermore, many matters requiring shareholder approval under the CBCA must be approved by a special resolution of not less than two-thirds of the votes cast by shareholders who voted on those matters.  In some cases, such as an amendment to the articles of a corporation that affects classes of shares differently, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares, whether or not shares of such class or series otherwise carry the right to vote.

 Comparison of Bylaws

Our Canadian Bylaws, which will be the governing Bylaws for the us after the effective date of the Continuation, will contain the following important provisions, in contrast to the current Colorado Bylaws.

Current Colorado Bylaws	Canadian Bylaws

Calling of a Special Shareholders Meeting

Shareholders of not less than 10% of all the votes entitled to be cast on an issue have the right to call a special meeting of the shareholders by submitting a written demand to the Company.
The board, the chairman of the board, or the president shall have power to call a special meeting of shareholders at any time.  In addition, under the CBCA registered holders of not less than 5% of the issued shares that carry the right to vote at a meeting to require the directors to call and hold a meeting of shareholders of a company for the purposes stated in the requisition.  If the directors do not call a meeting within 21 days of receiving the requisition, any shareholder who signed the requisition may call the meeting

Quorum
A majority of the votes outstanding on a matter by the shareholders constitutes quorum.
At least two individuals, each being a shareholder or proxyholder and representing not less than 5% of the shares entitled to be voted at the meeting constitutes a quorum for the transaction of business at any meeting of shareholders.

Action Without a Meeting
Action by shareholders may be taken without a meeting through a written consent of not less than a majority of the shares that would be entitled to vote on that action.	Action by shareholders may be taken by written resolution and without a meeting only if all shareholders entitled to vote on that resolution sign the written resolution.

Amendments to Bylaws
The Board of Directors has the authority to amend the Bylaws without shareholder approval.	The Board of Directors has the authority to amend the Bylaws subject to shareholder ratification at the next meeting of shareholders.

Board Composition
The Board consists of 3 directors. The number of members of the Board of Directors may be amended from time to time by the Board or Shareholders.	The articles provide that the Board shall consist of not less than one or more than seven directors, the specific number to be fixed by the shareholders.

Removal of Directors
A director or the entire Board may be removed by a majority vote of the shareholders.
Under the CBCA, the shareholders may by resolution passed at a meeting specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the Board.

Vacancy on Board
The Board may fill any vacancy until the next annual meeting of shareholders.	The Board may fill any vacancy subject to the prior right of shareholders to fill a vacancy resulting from the removal of a director.

Issuance of Shares
Shares of the Company can only be issued by the Board or by a designated committee of the Board.	Shares of the Company can only be issued by the Board.

Restriction on Transfer

Unless registered with the Securities and Exchange Commission and a current registration statement is in effect, all shares are subject to transfer restrictions, unless the Company has obtained an opinion of counsel acceptable to the Company that confirms transfer restrictions are not required under applicable securities laws.

Other than those imposed by applicable law or stock exchange listing requirements, there are no restrictions on the transfer of shares.  However, we will continue to be governed by the rules and regulations promulgated by the US Securities and Exchange Commission, including Rule 144.

Transfer of Shares
We must authorize all transfers made by a shareholder and record on our stock transfer books.	We must record on our stock transfer books.

Lost or Destroyed Certificates
A new certificate may be issued upon such terms and indemnity to us as our Board may prescribe.	A new certificate may be issued upon such terms and indemnity to us as our Board and if applicable, transfer agent, may prescribe.

Books and Records

We must maintain correct and adequate accounts of our properties, business transactions, including accounts of our assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. A director or shareholder may inspect the records after first signing an affidavit of confidentiality.

Under the CBCA, a corporation must prepare and maintain, at its registered office or at any other place in Canada designated by the directors, records containing (a) the articles and the by-laws, and all amendments thereto, and a copy of any unanimous shareholder agreement; (b) minutes of meetings and resolutions of shareholders; (c) copies of all notices of directors and changes thereto required to be filed; and (d) a securities register that complies with the CBCA.  A corporation is also required to prepare and maintain adequate accounting records and records containing minutes of meetings and resolutions of the directors and any committee thereof.

Director and Officer Indemnification

Under the Bylaws and the Colorado BCA, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.

Under Canadian law, a corporation shall indemnify present or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment that is reasonably incurred by the individual in relation to any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the corporation. In order to qualify for indemnification such directors or officers must:
● have acted honestly and in good faith with a view to the best interests of the corporation; and
● in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that their conduct was lawful.
In addition, such persons are entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred in connection with the defense of any such proceeding if the person was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the person ought to have done, and otherwise meets the qualifications for indemnity described above.

Comparison of Canadian and Colorado Corporate Laws

We will have to comply with the CBCA after the Continuation.  Below is a brief summary of the differences between the Colorado BCA and the CBCA that have not already been discussed within the Articles of Incorporation, Articles of Continuance and the Bylaws.

Colorado Business Corporation Act	Canada Business Corporations Act

Examination of Books and Records

Under the Colorado BCA, any record or beneficial holder of the Company may, upon 5 days’ written demand, inspect certain records, including, shareholder actions, minutes of shareholder meetings, communications with shareholders and recent financial statements.  In addition, upon 5 days’ written demand, any such shareholder may inspect the list of shareholders and certain other corporate records, including minutes of the meetings of our Board of Directors, if the shareholder either (i) has been a shareholder for at least 3 months, or (ii) is a shareholder of at least 5% of all outstanding shares of any class of shares when the demand is made, provided that the demand notice is made in good faith for a proper purpose reasonably related to such person’s interests as a shareholder.

Under Canadian law, shareholders, creditors and their personal representatives may examine certain corporate records, such as the securities register and a list of shareholders, and any other person may do so on payment of a reasonable fee.  Each such person must provide an affidavit containing specific information.  A list of shareholders or information from a securities register may not be used except in connection with an effort to influence the voting of shareholders of the corporation, an offer to acquire securities of the corporation or any other matter relating to the affairs of the corporation.

Dissenters’ Rights

Under the Colorado BCA, shareholders of the Company (both of record and beneficial owners of shares) who oppose the certain corporate articles are generally entitled to dissent and obtain payment of the fair value of their shares in the event of certain mergers, share exchanges, sales, lease, exchanges or other dispositions of all of the property of the corporation.

The CBCA entitles a holder of shares of any class to dissent rights in respect of (i) resolutions to amend its articles to add, to change or to remove any provisions restricting or constraining the issue, transfer, or ownership of shares of that class; (ii) resolutions to amend its articles to add, to change or to remove any restriction upon the business or businesses that the corporation may carry on; (iii) resolutions to amalgamate with another corporation; (iv) resolutions to be continued under the laws of another jurisdiction; (v) resolutions to sell, to lease, or to exchange all or substantially all its property; or (vi) resolutions to carry out a “going-private transaction” (as defined) or a “squeeze-out transaction” (as defined).  In addition to any other right the shareholder may have, a shareholder who complies with the dissent procedures is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.  Where a corporation fails to make a written offer to pay for the dissenting shareholder’s shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined, or if a dissenting shareholder fails to accept an offer, the corporation may apply to the court to fix a fair value for the shares of any dissenting shareholder.  If a corporation fails to apply to the court, a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.

Derivative Actions

Under the Colorado BCA, if a court finds that a derivative action was brought without reasonable cause, the court may require the plaintiff to pay the defendants’ reasonable expenses attributable to the defense of such action, exclusive of attorneys’ fees.  In addition, the Company may, at any time before final judgment, require the plaintiff to give a security for the costs and reasonable expenses which may be incurred by the Company or other parties named as defendants in the defense of such actions, but not including the attorney’s fees, if the shareholder instituting the action holds less than 5% of the outstanding shares of any class of the Company, unless the shares so held have a market value in excess of $25,000. If the court then finds that the actions were instituted without cause, the corporation may have recourse to such security in the amount determined by the court.

Under the CBCA, shareholders, the Director under the CBCA, and any other person whom the court considers to be an appropriate person to do so, can bring an oppression action (the right of a shareholder to apply to a court for relief on the grounds that the corporation is acting in a way that is unfairly prejudicial or oppressive to the shareholder) or a derivative action (the right of a person to commence legal action in the name of or on behalf of the corporation, with the permission of the court, to enforce a defined right, a duty, or an obligation owed to or by the corporation that could be enforced or defined by the corporation itself.)

ACCOUNTING TREATMENT

For United States accounting purposes, the Continuation of our Company from a Colorado corporation to a Canadian corporation represents a non-substantive exchange to be accounted for in a manner consistent with a transaction between entities under common control.  All assets, liabilities, revenues and expenses will be reflected in the accounts of Sunshine-Canada based on existing carrying values at the date of the exchange.  The historical comparative figures of Sunshine will be those of Sunshine as a Colorado company.

We currently prepare our financial statements in accordance with the US GAAP.  After our Continuance to Canada, as a Canadian domestic issuer, we plan to prepare our annual and interim financial statements in accordance with IFRS.  For the purpose of our annual disclosure obligations in the United States, we will annually file in the United States financial statements prepared in accordance with IFRS together with a reconciliation to US GAAP.  In addition, as a foreign private issuer, Sunshine will not have to file quarterly reports with the SEC but will be subject to similar reporting requirements in Canada.

APPLICATION OF SECURITIES LAWS

Upon the effective date of the Continuation we will be subject to the securities laws of the province of Quebec as those laws apply to Canadian domestic issuers.  Our management believes that we will qualify as a foreign private issuer in the United States and, as a foreign private issuer, our directors, officers and 10% stockholders will no longer be subject to Section 16(b) of the Exchange Act and we will not be subject to the proxy rules of Section 14 of the Exchange Act.  However, similar requirements will be applicable in Canada. Furthermore, Regulation FD does not apply to non-United States companies and will not apply to Sunshine upon the Continuation.

DESCRIPTION OF BUSINESS

History

We were incorporated in the State of Colorado on August 31, 2006 under the name “Mountain West Business Solutions, Inc.”  Until October 2009 our business was to provide management consulting with regard to accounting, computer and general business issues for small and home-office based companies.

Effective October 15, 2009, we executed an agreement to acquire Sunshine Biopharma, Inc., a Colorado corporation, in exchange for the issuance of 21,962,000 shares of our Common Stock and 850,000 shares of Convertible Preferred Stock, each convertible into twenty (20) shares of our Common Stock (the “Agreement”).  As a result of this transaction we changed our name to “Sunshine Biopharma, Inc.”  On December 21, 2011, Advanomics Corporation, a privately held Canadian company (“Advanomics”), and our licensor, exercised its right to convert the 850,000 shares of Series “A” Preferred Stock it held in our Company into 17,000,000 shares of Common Stock.

Description of Current Business

We are currently a pharmaceutical company focused on the research, development and commercialization of drugs for the treatment of various forms of cancer. The preclinical studies for our lead compound, Adva-27a, a multi-purpose antitumor compound, were successfully completed in late 2011.  We are now continuing our clinical development of Adva-27a by conducting the next sequence of steps comprised of Good Manufacturing Practice (“GMP”) manufacturing, Investigational New Drug (“IND”)-enabling studies, regulatory filing and Phase I clinical trials. We plan to conduct our Phase I clinical trials for Adva-27a at the Jewish General Hospital, Montreal, Canada, one of McGill University’s Hospital Centers.  The planned indication will be multidrug resistant breast cancer as Adva-27a has shown a positive effect on this type of cancer for which there is currently little or no treatment options available. See “Clinical Trials” below.

We hold the exclusive rights to Adva-27a in the United States.  We have licensed our technology on an exclusive basis from Advanomics Corporation, and we are planning to initiate our own research and development program as soon as practicable once financing is in place.  There are no assurances that we will obtain the financing necessary to allow us to implement this aspect of our business plan, or to enter clinical trials.

Carbon-Difluoride Platform Technology

Many therapeutically important compounds contain diester bonds that link different parts of the molecule together. Diester bonds are naturally unstable often leading to suboptimal performance when the molecule is administered to patients. Diester bonds have specific six-dimensional, as well as electrostatic properties that cannot be easily mimicked by other bonds.  Chemical bonds that do not mimic the diester bond correctly invariably render the compound inactive.  In collaboration with Institut National des Sciences Appliquées de Rouen in France (“INSA”), Advanomics Corporation has developed a way to replace the diester bond with a Carbon-Difluoride bond which acts as a diester isostere.  An isostere is a different chemical structure that mimics the properties of the original.  In the body, Carbon-Difluoride compounds are resistant to metabolic degradation but recognized similarly to the diester compounds (see Figure 1).

Figure 1

While no assurances can be provided, we are planning to expand our product line through acquisitions and/or further in-licensing as well as in-house research and development.

Our Lead Compound (Adva-27a)

Our initial drug candidate is Adva-27a, a GEM-difluorinated C-glycoside derivative of Podophyllotoxin, targeted for various forms of cancer.  If we are successful in our current financing efforts, Adva-27a is expected to enter Phase I clinical trials for multidrug resistant breast cancer in mid to late 2014 (see “Clinical Development Path” and “Clinical Trials” below).  Etoposide, which is also a derivative of Podophyllotoxin, is currently on the market and is used to treat various types of cancer including leukemia, lymphoma, testicular cancer, lung cancer, brain cancer, prostate cancer, bladder cancer, colon cancer, ovarian cancer, liver cancer and several other forms of cancer.  Like Etoposide, Adva-27a is a Topoisomerase II inhibitor; however, unlike Etoposide and other anti-tumor drugs currently in use, Adva-27a is able to destroy multidrug resistant cancer cells. Adva-27a is a new chemical entity and has been shown to have distinct and more desirable biological properties compared to Etoposide.  Most notably, Adva-27a is very effective against multidrug resistant breast cancer cells while Etoposide has no activity against this aggressive form of cancer (see Figure 2).  In other side-by-side studies against Etoposide as a reference, Adva-27a showed markedly improved cell killing activity in various other cancer types, particularly prostate, colon and lung cancer (see Table 1).  Our preclinical studies to date have shown that:

●	Adva-27a is effective at killing different types of multidrug resistant cancer cells, including:

Breast Cancer Cells (MCF-7/MDR)
Small Cell Lung Cancer Cells (H69AR)
Uterine Cancer (MES-SA/Dx5) Pancreatic Cancer (Panc-1)

●	Adva-27a is unaffected by P-Glycoprotein, the enzyme responsible for making cancer cells resistant to anti-tumor drugs.
●	Adva-27a has excellent clearance time (half-life = 54 minutes) as indicated by human microsomes stability studies and pharmacokinetics data in rats.
●	Adva-27a clearance is independent of Cytochrome P450, a mechanism that is less likely to produce toxic intermediates.
●	Adva-27a is an excellent inhibitor of Topoisomerase II with an IC50 of only 13.7 micromolar.
●	Adva-27a has shown excellent pharmacokinetics profile as indicated by studies done in rats.
●	Adva-27a does not inhibit tubulin assembly.
●	Adva-27a exhibits low toxicity levels as indicated by measurements using the non-cancerous cell line, HMEC.

These and other preclinical data have recently been published in ANTICANCER RESEARCH, a peer-reviewed International Journal of Cancer Research and Treatment.  The manuscript entitled “Adva-27a, a Novel Podophyllotoxin Derivative Found to Be Effective Against Multidrug Resistant Human Cancer Cells” appeared in print in the October 2012 issue of the journal [ANTICANCER RESEARCH 32: 4423-4432 (2012)].  A copy of the full manuscript as it appeared in the journal is available on our website at www.sunshinebiopharma.com.

Figure 2

Table 1

Clinical Development Path

The early stage preclinical studies for our lead compound, Adva-27a, were successfully completed in late 2011 and the results have recently been published [ANTICANCER RESEARCH 32: 4423-4432 (2012)].  We are now continuing our clinical development program of Adva-27a by conducting the next sequence of steps comprised of the following:

●	GMP Manufacturing (for use in IND-Enabling Studies and Phase I Clinical Trials)
●	IND-Enabling Studies
●	Regulatory Filing (Fast-Track Status Anticipated)
●	Phase I Clinical Trials (Multidrug Resistant Breast Cancer Indication)

Clinical Trials

Adva-27a’s initial indication will be multidrug resistant breast cancer for which there are little or no treatment options.  In June 2011 we concluded an agreement with McGill University’s Jewish General Hospital in Montreal, Canada to conduct Phase I clinical trials for this indication.  All aspects of the planned clinical trials in Canada will employ U.S. Food and Drug Administration (“FDA”) standards at all levels.  We anticipate that the clinical trials will be completed by late 2015, at which time we, together with our licensor, expect to file for limited marketing approval with the regulatory authorities in Canada and the FDA in the U.S. See “Marketing,” below.

Marketing

According to the American Cancer Society, nearly 1.5 million new cases of cancer are diagnosed in the U.S. each year.  Given the terminal and limited treatment options available for the multidrug resistant breast cancer indication we are planning to study, we anticipate being granted limited marketing approval (“compassionate-use”) for our Adva-27a following receipt of funding and a successful Phase I clinical trial.  There are no assurances that either will occur.  Such limited approval will allow us to make the drug available to various hospitals and health care centers for experimental therapy and/or “compassionate-use”, thereby generating some revenues in the near-term.

We believe that upon successful completion of Phase I Clinical Trials we may receive one or more offers from large pharmaceutical companies to buyout or license our drug.  However, there are no assurances that our Phase I Trials will be successful, or if successful, that any pharmaceutical companies will make an acceptable offer to us. In the event we do not consummate such a transaction, we will require significant capital in order to manufacture and market our new drug.

Intellectual Property

We hold the exclusive rights to Adva-27a in the United States.  We received this license from Advanomics Corporation which owns the international patent applications filed on April 27, 2007 (PCT/FR2007/000697).  These patent applications, which are now issued in Europe and the United States (US 8,236,935) and are still pending elsewhere around the world, were originally owned by Institut National des Sciences Appliquées de Rouen (France) and have recently been purchased by Advanomics.  On January 14, 2013, Advanomics filed a new patent application covering Adva-27a manufacturing processes as well as new Adva-27a derivatives and compositions.

Our Lead Anti-Cancer Compound, Adva-27a, in 3D

Government Regulations

Our existing and proposed business operations are subject to extensive and frequently changing federal, state, provincial and local laws and regulations.  We will be subject to significant regulations in the U.S. in order to obtain the approval of the FDA to offer our product on the market.  The approximate procedure for obtaining FDA approval involves an initial filing of an IND application following which the FDA would give the go ahead with Phase I clinical (human) trials.  Following completion of Phase I, the results are filed with the FDA and a request is made to proceed to Phase II.  Similarly, following completion of Phase II the data are filed with the FDA and a request is made to proceed to Phase III.  Following completion of Phase III, a request is made for marketing approval.  Depending on various issues and considerations, the FDA could provide limited marketing approval on a humanitarian basis if the drug treats terminally ill patients with limited treatment options available.  As of the date of this Prospectus we have not made any filings with the FDA or other regulatory bodies in other jurisdictions.  We have however had extensive discussions with clinicians at the McGill University’s Jewish General Hospital in Montreal where we plan to undertake our Phase I study for multidrug resistant breast cancer they believe that Health Canada is likely to grant us a so-called fast-track process on the basis of the terminal nature of the cancer which we will be treating.  There are no assurances this will occur.

Employees

As of the date of this Prospectus we have three (3) employees, our management.  We anticipate that if we receive financing we will hire additional employees in the areas of accounting, regulatory affairs, marketing and laboratory personnel.

Competition

We will be competing with publicly and privately held companies engaged in developing cancer therapies.  There are numerous other entities engaged in this business that have greater resources, both financial and otherwise, than the resources presently available to us.  Nearly all major pharmaceutical companies including Amgen, Roche, Pfizer, Bristol-Myers Squibb and Novartis, to name just a few, have on-going anti-cancer drug development programs and some of the drug they may develop could be in direct competition with our drug.  Also, a number of small companies are also working in the area of cancer and could develop drugs that may be in competition with ours.  However, none of these competitor companies can use molecules similar to ours as they would be infringing our patents.

Trademarks-Tradenames

We are the exclusive licensee for the U.S. territory of Advanomics’ Adva-27a which is covered by international patent applications filed on April 27, 2007 (PCT/FR2007/000697).  These patent applications, which are now issued in Europe and the United States (US 8,236,935) and which are still pending elsewhere around the world, were originally owned by Institut National des Sciences Appliquées de Rouen (France) and have recently been purchased by Advanomics.

DESCRIPTION OF PROPERTY

Our principal place of business is located at 469 Jean-Talon West, 3rd Floor, Montreal, Quebec, Canada, H3N 1R4, where we relocated in June, 2012.  Previously, our principal place of business was located at 2015 Peel Street, 5th Floor, Montreal, Quebec, Canada, H3A 1T8.  This is also the location of our licensor, Advanomics Corporation, who is providing this space to us on a rent free basis as of the date of this Prospectus.  If and when we are able to secure financing we expect that we will lease our own office and laboratory space.  Our current space consists of approximately 1,000 square feet of executive office space.  We anticipate that this will be sufficient for our needs until financing is in place, of which there is no assurance.

LEGAL PROCEEDINGS

To the best of our management’s knowledge and belief, there are no material claims of any merit that have been brought against us nor have there been any claims threatened.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Forward-Looking Statements

This Prospectus contains certain “forward-looking statements.”  Much of the information included in this Prospectus includes or is based upon estimates, projections or other forward-looking statements.  Such forward-looking statements include any projections or estimates made by us and our management in connection with our business operations.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, prediction, projections, assumptions or other future performance suggested herein.  Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties.  Actual results may differ significantly from those expressed or implied in such forward-looking statements.

Such estimates, projections or other “forward looking statements” involve various risks and uncertainties as outlined below.  We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other “forward looking statements.”  All forward-looking statements speak only as to the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

The following discussion should be read in conjunction with our audited financial statements and notes thereto included herein.  In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward looking statements in the following discussion and elsewhere in this Prospectus and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission.  Forward looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments.  Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by, or on our behalf.  We disclaim any obligation to update forward looking statements.

Overview and History

We were incorporated in the State of Colorado on August 31, 2006 under the name “Mountain West Business Solutions, Inc.”  During our fiscal year ended July 31, 2009 our business was to provide management consulting with regard to accounting, computer and general business issues for small and home-office based companies.  Effective October 15, 2009, we executed an agreement to acquire Sunshine Biopharma, Inc., a Colorado corporation (“SBI”), in exchange for the issuance of 21,962,000 shares of our Common Stock and 850,000 shares of Convertible Preferred Stock, each convertible into twenty (20) shares of our Common Stock (the “Agreement”).  As a result of this transaction our officers and directors resigned their positions with us and were replaced by our current management.    As a result of this transaction we have changed our name to “Sunshine Biopharma, Inc.”

Our principal place of business is located at 469 Jean-Talon West, 3rd Floor, Montreal, Quebec, Canada H3N 1R4.  Our phone number is (514) 764-9698 and our website address is www.sunshinebiopharma.com.

We have not been subject to any bankruptcy, receivership or similar proceeding.

Results Of Operations

Comparison of Results of Operations for the six months ended June 30, 2013 and 2012

For the six months ended June 30, 2013 and 2012 we did not generate any revenues.

General and administrative expenses during the six month period ended June 30, 2013 were $1,072,984, compared to general and administrative expense of $142,017 incurred during the six month period ended June 30, 2012, an increase of $930,967.  This increase is attributable to the fact that during the aforesaid period in 2013, we incurred $684,610 in financial consulting fees but only incurred $98,000 in financial consulting fees during the similar period in 2012.  We also incurred $325,000 in licensing fees during the six month period ended June 30, 2013 that we did not incur during the similar period in 2012. Further, we incurred $23,400 in research and development costs during the six month period ended June 30, 2013, but only $1,829 during the similar period in 2012.  Legal and accounting fees remained relatively consistent during the six month period ended June 30, 2012 and 2013, but office costs increased by $7,270.

In addition to general and administrative expense, we incurred $548,951 in beneficial conversion expense during the six months ended June 30, 2013, compared to no such expense during the same period in 2012.  Interest expense also increased during the six months ended June 30, 2013 by $5,314 as a result of the convertible debt financing reported in our last Form 10-Q.

As a result, we incurred a net loss of $1,627,640 (approximately $0.03 per share) for the six month period ended June 30, 2013, compared to a net loss of $142,408 during the six month period ended June 30, 2012.

Comparison of Results of Operations for the three months ended June 30, 2013 and 2012

General and administrative expenses during the three month period ended June 30, 2012 were $150,093, compared to general and administrative expense of $102,692 incurred during the three month period ended June 30, 2012, an increase of $47,401.  The principal reason for this increase was $75,000 in licensing fees that were incurred during the three month period ended June 30, 2013 which was not incurred during the similar period in 2012.  Office expense also increased by $4,656 during the three months ended June 30, 2013 compared to the similar period in 2012.  All other general and administrative expense decreased during the three months ended June 30, 2013 compared to 2012.

As a result, we incurred a net loss of ($150,468) (less than $0.01 per share) for the three month period ended June 30, 2012, compared to a net loss of ($103,067) during the three month period ended June 30, 2012.

Comparison of Results of Operations for the fiscal years ended December 31, 2011 and 2012

Total expenses, including general and administrative expenses and research and development expenses for our fiscal year ended December 31, 2012 were $707,952, compared to $556,202 during our fiscal year ended December 31, 2011, an increase of $151,750.  During our fiscal year ended December 31, 2012, our principal expenses included $$316,375 in financial consulting fees, compared to $15,000 during 2011, an increase of $301,375 as a result of intensified efforts to secure funding for the next phase or our Adva-27a drug development program.  Other principal expenses included $250,000 in licensing fees compared to $200,000 during 2011 and $101,907 in legal fees, an increase of $71,895 from the similar costs incurred in 2011.  This increase was as a result of fund raising efforts and expenses associated with our being a public reporting company.

As a result, we incurred a net loss of $707,952 (approximately $0.01 per share) for the fiscal year ended December 31, 2012, compared to a net loss of $556,202 during our fiscal year ended December 31, 2011 (approximately $0.01 per share).

Because we have not generated any revenues, following is our Plan of Operation.

Plan of Operation

As of the date of this Prospectus we are a pharmaceutical company focused on the research, development and commercialization of drugs for the treatment of various forms of cancer.  Our lead compound, Adva-27, a multi-purpose anti-tumor compound, is expected to enter Phase I clinical trials in 2014.  We have licensed our technology on an exclusive basis from Advanomics Corporation, a privately held Canadian company (“Advanomics”), and we are planning to initiate our own research and development program as soon as practicable, once financing is in place.  There are no assurances that we will obtain the financing necessary to allow us to implement this aspect of our business plan, or to enter clinical trials.  More details about our Plan of Operations are provided above under PART I, Description of Business, above.

Liquidity and Capital Resources

As of June 30, 2013, we had cash or cash equivalents of $156,632.

Net cash used in operating activities was $439,006 during the six month period ended June 30, 2013, compared to $59,949 for the six month period ended June 30, 2012.  The increase is due to issuance of stock for services, cash paid for licenses and beneficial conversion feature on Convertible Notes converted during the previous quarter.  We anticipate that overhead costs in current operations will increase in the future once our research and development activities discussed above increase.

Cash flows from financing activities were $463,000 for the six month periods ended June 30, 2013, compared to $12,500 during the six months ended June 30, 2012.  Cash flows used by investing activities were $0 for the six month periods ended June 30, 2013 and 2012.

In June 2012, we conducted a private placement of our Common Stock for the purposes of supporting our working capital whereby we sold 250,000 shares at a price of $0.20 per share and received proceeds of approximately $50,000 therefrom.  Between July and October 2012, we conducted a private placement of our Common Stock to fund our drug development program whereby we sold 1,410,000 shares of our Common Stock at a price of $0.25 per share and received proceeds of approximately $352,500 therefrom.

In December 2012, we commenced a private offering of Convertible Notes.  We issued nine Convertible Notes to six accredited investors (as that term is defined under the Securities Act of 1933, as amended) in the aggregate amount of $513,000.  These notes accrued interest at the rate of 6% per annum and were convertible at our option into shares of our Common Stock at $0.20 per share on or before June 30, 2013.  We elected to convert these notes with interest accrued thereon and issued an aggregate of 2,590,426 shares of Common Stock to these investors.

We are not generating revenue from our operations, and our ability to implement our business plan for the future will depend on the future availability of financing.  Such financing will be required to enable us to further develop our drug research and development capabilities and continue operations.  We intend to raise funds through private placements of our Common Stock, through short-term borrowing and by application for grants in conjunction with SUNY Binghamton with whom we have entered into a research and development agreement in January 2011.  We estimate that we will require approximately $5 million in debt and/or equity capital to fully implement our business plan in the future and there are no assurances that we will be able to raise this capital.  While we have engaged in discussions with various investment banking firms and venture capitalists to provide us these funds, as of the date of this Prospectus we have not reached any agreement with any party that has agreed to provide us with the capital necessary to effectuate our business plan.  Our inability to obtain sufficient funds from external sources when needed will have a material adverse effect on our plan of operation, results of operations and financial condition.

Our cost to continue operations as they are now conducted is nominal, but these are expected to increase once we commence Phase I clinical trials.  We do not have sufficient funds to cover the anticipated increase in these expenses. We need to raise additional funds in order to continue our existing operations, to initiate research and development activities, and to finance our plans to expand our operations for the next year. If we are successful in raising additional funds, our research and development efforts will continue and expand.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the six month period ended June 30, 2013.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Trading of our Common Stock commenced on the OTCBB in September 2007 under the symbol “MWBN.”  Effective November 30, 2009, the trading symbol for our Common Stock was changed to “SBFM” as a result of our name change discussed above.

The table below sets forth the reported high and low bid prices for the periods indicated.  The bid prices shown reflect quotations between dealers, without adjustment for markups, markdowns or commissions, and may not represent actual transactions in our Common Stock.

Quarter Ended	High	Low

December 31, 2011	$0.60	$0.12

March 31, 2012	$0.25	$0.13
June 30, 2012	$0.28	$0.19
September 31, 2012	$0.60	$0.18
December 31, 2012	$0.42	$0.19

March 31, 2013	$0.44	$0.24
June 30, 2013	$0.28	$0.19
September 30, 2013	$0.23	$0.16

As of October 18, 2013, the closing bid price of our Common Stock was $0.22.

Trading volume in our Common Stock is very limited.  As a result, the trading price of our Common Stock is subject to significant fluctuations.  See “Risk Factors.”

The Securities Enforcement and Penny Stock Reform Act of 1990

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

As of the date of this Prospectus, our Common Stock is defined as a “penny stock” under the Securities and Exchange Act.  It is anticipated that our Common Stock will remain a penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
●
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

●	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
●	contains a toll-free telephone number for inquiries on disciplinary actions;
●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
●	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

●	the bid and offer quotations for the penny stock;
●	the compensation of the broker-dealer and its salesperson in the transaction;
●	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
●	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

Holders

We had 103 holders of record of our Common Stock as of the date of this Prospectus, not including those persons who hold their shares in “street name.”

Stock Transfer Agent

The stock transfer agent for our securities is Corporate Stock Transfer, Inc., of Denver, Colorado.  Their address is 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado, 80209.  Their phone number is (303) 282-4800.

Dividends

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products.  The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

Reports

We are subject to certain reporting requirements and furnish annual financial reports to our stockholders, certified by our independent accountants, and furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Following is a list of our officers and directors:

Name	Age	Position(s)

Dr. Steve N. Slilaty	60	President, Chief Executive Officer, and Chairman

Michele Di Turi	35	Chief Operating Officer and Director

Camille Sebaaly	53	Chief Financial Officer, Secretary and Director

Our directors serve as directors until our next Annual Meeting of Stockholders and the election and qualification of the director’s respective successor or until the director’s earlier death, removal or resignation.

Following is biographical information of our current management:

Dr. Steve N. Slilaty was appointed as our CEO, President and Chairman of our Board of Directors on October 15, 2009.  In addition, since February 2002, Dr. Slilaty has been President and Chief Scientific Officer of Advanomics Corporation, Montreal, Canada, a privately held company engaged in the research, development and commercialization of drugs for the treatment of various forms of cancer.  Advanomics Corporation is the third in a line of biotechnology companies that Dr. Slilaty founded and managed through their early and mid-stages of development.  The first, Quantum Biotechnologies Inc. later known as Qbiogene Inc., was founded in 1991 and grew to over $60 million in annual sales.  Today, Qbiogene is a member of a family of companies owned by MP Biomedicals, one of the largest international suppliers of biotechnology reagents with a catalogue containing over 55,000 products.  The second company which Dr. Slilaty founded, Genomics One Corporation, now known as Alert B&C Corporation, conducted an initial public offering (IPO) of its capital stock in 1999 and, on the basis of its ownership of Dr. Slilaty’s patented TrueBlue® Technology, Genomics One became one of the handful of participants in the Human Genome Project.  Formerly a research team leader of the Biotechnology Research Institute, a division of the National Research Council of Canada, Dr. Slilaty also served as a consultant in a management and advisory capacity for a major Canadian biotechnology company between 1995 and 1997 during which time the company completed one of the largest biotechnology IPO‘s in Canada raising over $34 million.  Dr. Slilaty received his Ph.D degree from the University of Arizona in 1983 and a Bachelor of Science degree from Cornell University in 1976.  In addition, Dr. Slilaty holds a position as Adjunct Professor at Université du Québec in the Department of Microbiology and Biotechnology.  He devotes approximately 50% of his time to our business affairs.

Michele Di Turi was appointed as our Chief Operating Officer and a Director of our Company on October 15, 2009.  Since November 2008, Mr. Di Turi has been President of Sunshine Bio Investments, Inc., a privately held Canadian corporation engaged in the sale of nonregulated biotechnology and medical products.  Prior, from February 2003 through November 2008, he was employed by Mazda President, Inc., Montreal, Canada, as a sales representative and director of customer service.  He devotes approximately 60% of his time to our business affairs.

Camille Sebaaly was appointed as our Chief Financial Officer, Secretary and a Director of our Company on October 15, 2009.  Since 2001, Mr. Sebaaly has been self-employed as a business consultant, primarily in the biotechnology and biopharmaceutical sectors, as well as in the hydrogen generation and energy savings fields.  He was a co-founder of Advanomics Corporation with Dr. Slilaty.  He received a Bachelor of Science degree in electrical and computer engineering from the State University of New York at Buffalo in 1987.  He devotes approximately 50% of his time to our business affairs.

There are no family relationships between any of our former or current officers and directors.

Code of Ethics

Our Board of Directors has not adopted a code of ethics but plans to do so in the near future.

Committees of the Board of Directors

There are no committees of the Board of Directors but it is anticipated that we will establish an audit committee, nominating committee and governance committee once independent directors are appointed, which is expected to occur in the near future.

EXECUTIVE COMPENSATION

Executive Compensation

Our officers do not receive any cash or non-cash compensation for their services and there are currently no plans to implement any such compensation. The following table shows, in tabular format, that no compensation was paid to our executive officers during our last two fiscal years:

Summary Compensation Table

Name and Principal Position	Year ended December 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dr. Steve N.	2012	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Slilaty,	2011	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
CEO & President

Camille Sebaaly,	2012	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Secretary & CFO	2011	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Outstanding Equity Awards

There were no outstanding equity awards for our executive officers at the end of our fiscal year ended December 31, 2012 or 2011.

Compensation of Directors

Our directors do not receive any cash or non-cash compensation for their services and there are currently no plans to implement any such compensation.

RELATED PARTY TRANSACTIONS

We licensed our technology on an exclusive basis (“Exclusive License Agreement”) from Advanomics Corporation (“Advanomics”), a privately held Canadian company.  Dr. Steve N. Slilaty, our Chief Executive Officer and a Director, is an Officer, Director and principal shareholder of Advanomics.  In 2009 we issued an aggregate of 17,109,194 shares of our Common Stock valued at $73,000 and 850,000 shares of Series “A” Convertible Preferred Stock valued at $73,000 in exchange for this license, and had an option to purchase 2,000,000 shares of Advanomics Common Stock at $5 (U.S.) per share within one year of September 30, 2009, as well as a second option to purchase an additional 1,000,000 shares of Advanomics’ Common Stock at an exercise price of $10.00 (U.S.) per share also for a 1 year term.  We advanced further funds pursuant to this contract of $300,000. The total transaction costs to date of $446,000 have been written off as impaired.

Pursuant to a notice of conversion received from Advanomics on December 21, 2011, we issued 17,000,000 shares of our Common Stock in exchange for the 850,000 shares of Preferred Stock held by Advanomics.  On December 21, 2011, we executed an amendment to the Exclusive License Agreement which waived a condition of termination and revised the consideration payable to Advanomics.  The original Exclusive License Agreement required us to exercise an option to purchase shares in Advanomics for aggregate consideration of $9,700,000.00 ($5.00 per share).  This obligation was waived and replaced with an annual licensing fee of $360,000.00 and reimbursement of research and development expenses incurred by Advanomics in connection with the Licensed Material as defined in the original Exclusive License Agreement.

We have moved our principal place of business to 469 Jean-Talon West, 3rd Floor, Montreal, Quebec, Canada, H3N 1R4.  This is also the location of our licensor, Advanomics Corporation, who is providing this space to us on a rent free basis as of the date of this Prospectus.  Dr. Steve N. Slilaty, our Chief Executive Officer and a Director, is an Officer, Director and principal shareholder of Advanomics.  If and when we are able to secure financing we expect that we will lease our own office and laboratory space.

There are no other related party transactions that are required to be disclosed pursuant to Regulation S-K promulgated under the Securities Act of 1933, as amended.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Common Stock as of the date of this Prospectus, by (i) each person known to us to own more than 5% of our outstanding Common Stock as of the date of this Prospectus, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group.  Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.  As of September 11, 2013, there were 56,439,061 shares of our Common Stock issued and outstanding.  Each share of Common Stock entitles its holder to one vote.

Title of Class	Name and Address Of Beneficial Owner	Amount and Nature Of Beneficial Ownership		Percent Of Class

Common	Dr. Steve N. Slilaty(1) 579 rue Lajeunesse Laval, Quebec Canada H7X 3K4	31,752,067	(2)	56.3%

Common	Camille Sebaaly(1) 14464 Gouin W, #B Montreal, Quebec Canada H9H 1B1	234,373		*

Common	Michele Di Turi(1) 3100 Boulevard Des Gouverneurs Laval, Quebec Canada H7E 5J3	234,373		*

Common	All Officers and Directors As a Group (3 persons)	32,220,813		57.12%
________________________
*     Less than 1%

(1)	Officer and Director of our Company.
(2)
Includes 31,517,694 shares held in the name of Advanomics Corporation.  Dr. Slilaty is an officer, director and principal shareholder of Advanomics Corporation and as a result, controls the disposition of these shares.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital

Common Stock

There are 200,000,000 shares of Common Stock, $.001 par value, authorized, with 56,439,061 shares issued and outstanding.  Our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Except as otherwise required by law or as provided in any resolution adopted by our Board of Directors with respect to any series of Preferred Stock, the holders of our Common Stock will possess all voting power.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any Preferred Stock.  Holders of our Common Stock representing a majority of our capital stock issued, outstanding and entitled to vote, currently is necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our Common Stock will be entitled to such cash dividends as may be declared from time to time by our Board of Directors from funds available therefor.  We have no present intention to pay cash dividends to the holders of Common Stock.  The holders of shares of our Common Stock will be entitled to receive pro rata all of our assets available for distribution to such holders.  In the event of any merger or consolidation of our Company with or into another company in connection with which shares of our Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).  Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Preferred Stock

Our Articles of Incorporation also authorizes five million shares of Preferred Stock, par value of $0.10 per share, none of which has been issued.  The Preferred Stock is entitled to preference over the Common Stock with respect to the distribution of assets of our Company in the event of liquidation, dissolution, or winding-up of our Company, whether voluntarily or involuntarily, or in the event of the any other distribution of assets of the Company among its stockholders for the purposes of winding-up affairs.  The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors.  The Directors, in their sole discretion, have the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.

EXPERTS

Our financial statements at and for the year ended December 31, 2012 included in this Prospectus have been audited by B.F. Borgers CPA PC and at and or the year ended December 31, 2011 included in this Prospectus have been audited by Borgers & Cutler CPA’s PLLC, respectively, each an independent registered public accounting firm, as set forth in their report, and are included herein in reliance upon such report and upon the authority of said firms as experts in auditing and accounting.

LEGAL MATTERS

The validity of the issuance of Common Stock offered hereby will be passed upon for Sunshine-Canada by Kirsh Securities Law Professional Corporation, Toronto, Ontario, Canada.

AVAILABLE INFORMATION

We have been and are currently subject to the informational requirements of the Exchange Act. In accordance with those requirements, we file, and after the conversion will file reports and other information with the SEC.  Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549.  Copies of such material may also be obtained at prescribed rates by writing to the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549 upon payment of the fees prescribed by the SEC.  Please call the SEC at 1-800-SEC-0330 for more information on the operation of its public reference rooms.  The SEC also maintains a Website that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.  This Website can be accessed at http://www.sec.gov.  Our reports, registration statements, proxy and information statements and other information that we file electronically with the SEC are available on this site.  This Prospectus does not contain all the information set forth in that registration statement and the related exhibits.  Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other document filed with the SEC or included as an exhibit, or otherwise, each such contract or document being qualified by and subject to such reference in all respects.  The Registration Statement and any subsequent amendments, including exhibits filed as a part of the Registration Statement, are available for inspection and copying as set forth above.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this Prospectus may include “forward-looking statements”. This information may involve known and unknown risks, uncertainties and other factors which could cause actual results, financial performance, operating performance or achievements expressed or implied by such forward-looking statements not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement and based upon current conditions and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” or “should” or the negative thereof or other variations thereon or comparable terminology.  This Prospectus contains forward-looking statements, including statements regarding, among other things, our projected sales and profitability, our growth strategies, anticipated trends in our industry and our future plans.  These statements may be found under “Description of Business”, as well as in this Prospectus generally.  Our actual results or events may differ materially from the results discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and elsewhere in this Prospectus.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Moreover, we do not assume responsibility for the accuracy or completeness of the forward-looking statements after the date of this Prospectus.

FINANCIAL STATEMENTS

Sunshine Biopharma, Inc.
 (A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

With Independent Accountant’s Audit Report
At December 31, 2012 and 2011
And the period August 17, 2009 (inception) through December 31, 2012

TABLE OF CONTENTS

Page
Independent Accountant’s Audit Report	1
Consolidated Balance Sheet	2
Consolidated Statement of Operations	3
Consolidated Statement of Cash Flows	4
Consolidated Statement of Shareholders’ Equity	5-6
Notes to Consolidated Financial Statements	7-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Sunshine Biopharma, Inc.:

We have audited the accompanying balance sheets of Sunshine Biopharma, Inc. ("the Company") as of December 31, 2011 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended, and for the period from August 17, 2009 (inception) through December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunshine Biopharma, Inc., as of December 31, 2011, and the results of its operations and its cash flows for the years then ended, and for the period from August 17, 2009 (inception) through December 31, 2010 in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Borgers & Cutler CPA's PLLC

Borgers & Cutler CPA's PLLC

Denver, CO

March 14, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Sunshine Biopharma, Inc.:

We have audited the accompanying consolidated balance sheets of Sunshine Biopharma, Inc.(a development stage company) as of December 31, 2012 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sunshine Biopharma, Inc., as of December 31, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC

B F Borgers CPA PC
Denver, CO
March 14, 2013

F-1

Sunshine Biopharma, Inc.
(A Development Stage Company)
Audited Consolidated Balance Sheet

	December 31,	December 31,
	2012	2011
ASSETS

Current Assets:

Cash and cash equivalents	$132,638	$60,692
Prepaid expenses	2,155	45,745

Total Current Assets	134,793	106,437

TOTAL ASSETS	$134,793	$106,437

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:

Current portion notes payable	62,500	-
Accounts payable	595	3,434
Interest payable	1,272	-

TOTAL LIABILITIES	64,367	3,434

SHAREHOLDERS' EQUITY

Preferred stock, $0.10 par value per share;
Authorized 5,000,000 Shares; Issued
and outstanding -0- and 850,000 shares respectively	-	-

Common Stock, $0.001 per share;
Authorized 200,000,000 Shares; Issued
and outstanding 51,416,092
and 48,728,842 shares respectively	51,416	48,729

Capital paid in excess of par value	3,021,676	2,348,988

(Deficit) accumulated during the development stage	(3,002,666)	(2,294,714)

TOTAL SHAREHOLDERS' EQUITY	70,426	103,003

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$134,793	$106,437

See Accompanying Notes To These Audited Financial Statements.

Sunshine Biopharma, Inc.
(A Development Stage Company)
Audited Consolidated Statement Of Operations

			August 17, 2009
			(inception) through
	December 31,	December 31,	December 31,
	2012	2011	2012

Revenue:	$-	$-	$-

Expenses:

Research & Development	1,829	142,650	144,479
Accounting	18,190	12,050	49,635
Financial consulting	316,375	15,000	478,732
Licenses	250,000	200,000	700,000
Office	15,089	7,254	26,812
Legal	101,907	30,012	242,995
Merger costs	-	-	155,150
Public relations	-	140,504	241,768
Stock transfer	3,290	8,732	15,847
Writedown of intangible assets	-	-	945,976

Total G & A	706,680	556,202	3,001,394

(Loss) from operations	(706,680)	(556,202)	(3,001,394)

Other (expense) interest	(1,272)	-	(1,272)

Net (Loss)	$(707,952)	$(556,202)	$(3,002,666)

Basic (Loss) per common share	(0.01)	(0.02)

Weighted Average Common Shares Outstanding	49,775,134	30,881,676

See Accompanying Notes To These Audited Financial Statements.

Sunshine Biopharma, Inc.
(A Development Stage Company)
Audited Consolidated Statement Of Cash Flows

			August 17,
			2009 (inception)
	December 31,	December 31,	through December 31,
	2012	2011	2012
Cash Flows From Operating Activities:

Net (Loss)	$(707,952)	$(556,202)	$(3,002,666)

Adjustments to reconcile net loss to net cash used in
operating activities:

Stock issued for licenses, services, and other assets	272,875	267,385	1,427,392
(Increase) Decrease in prepaid expenses	43,590	(512)	(2,155)
Increase (Decrease) in Accounts Payable	(2,839)	(7,970)	595
Increase in interest payable	1,272	-	1,272

Net Cash Flows (used) in operations	(393,054)	(297,299)	(1,575,562)

Cash Flows From Investing Activities:

Net Cash Flows (used) in Investing activities	-	-	-

Cash Flows From Financing Activities:

Proceed from note payable	62,500	-	62,500
Issuance of common stock	402,500	195,600	1,645,700

Net Cash Flows provided by financing activities	465,000	195,600	1,708,200

Net Increase (Decrease) In Cash and cash equivalents	71,946	(101,699)	132,638
Cash and cash equivalents at beginning of period	60,692	162,391	-

Cash and cash equivalents at end of period	$132,638	$60,692	$132,638
Supplementary Disclosure Of Cash Flow Information:

Stock issued for services, licenses and other assets	$266,875	$240,200	$1,427,392
Stock issued for note conversions	$-	$-	$29,465
Stock issued for net deficit of MWBS	$-	$-	$(29,465)
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See Accompanying Notes To These Audited Financial Statements.

Sunshine Biopharma, Inc.
(A Development Stage Company)
Audited Statement of Shareholders' Equity

								Deficit accumulated
	Number Of		Capital Paid	Number Of		Stock		During the
	Common	Common	in Excess	Preferred	Preferred	Subscription	Comprehensive	development
	Shares Issued	Stock	of Par Value	Shares Issued	Stock	Receivable	Income	stage	Total
Balance at August 17, 2009 (Inception)	-	$-	$-	-	$-	$-		$-	$-

August 17, 2009 issued 703,118

for services valued at or $.004 per share	703,118	703	2,297						3,000

August 19, 2009 issued 218,388
shares of par value $.001 common stock
for services valued at or $.004 per share	218,388	218	714						932

August 20, 2009 issued 17,109,194
shares of par value $.001 common stock and
730,000 share of par value $0.10 preferred stock
for license agreement Advanomics:
Common valued at or $.004 per share
and Preferred valued at or $.086 per share	17,109,194	17,109	55,891	850,000	73,000				146,000

September 24, 2009 :
Private Placement-The Company undertook to sell
2,220,552 shares of par value $.001 common stock
for cash of $649,000 or $.2922 per share.
Company bought 1,150,693 share of par value $.001
stock for cash of $336,312 or $.2922 per share;
the remaining 1,069,859 shares were collected for
cash of $312,688 in October 2009.	1,150,693	1,151	335,161						336,312

September 24, 2009 Common stock subscription
(see notation above) for 1,069,074 shares of par value
$.001 common stock valued at $.2922 per share						(312,688)	312,688		-

September 30, 2009 issued 1,710,748
shares of par value $.001 common stock
for asset purchase from Sunshine Bio Investment
valued at or $.2922 per share	1,710,748	1,711	498,289		-				500,000

Net (Loss)								(650,130)	(650,130)

Balance at September 30, 2009	20,892,141	20,892	892,352	850,000	73,000	(312,688)	312,688	(650,130)	336,114

October 31, 2009 issuance of common stock
subscription, upon receipt of cash 1,069,859 shs of par
value $.001 common stock valued at $.2922 per share	1,069,859	1,070	311,618			312,688	(312,688)		312,688

October 31, 2009 Outstanding stock of MWBS
counted as issued for MWBS net deficit	888,000	888	(30,353)						(29,465)

Subtotal-at October 31, 2009 reverse merger date
for accounting purposes	22,850,000	22,850	1,173,617	850,000	73,000	-	-	(650,130)	619,337

November 16, 2009 Note conversions, several,
Principle of $26,500 and interest of $2,965	6,810,000	6,810	22,655						29,465

Fractional Shares	7								-

Net (Loss)								(551,000)	(551,000)

Balance at December 31, 2009	29,660,007	29,660	1,196,272	850,000	73,000	-	-	(1,201,130)	97,802

June 2, 2010 issued 1,675,000
shares of par value $.001 common stock
for services valued at or $.94 per share	1,675,000	1,675	1,572,825						1,574,500

September 30, 2010 reversed issuance of 1,625,000
shares of par value $.001 common stock
for services valued at or $.94 per share	(1,625,000)	(1,625)	(1,525,875)						(1,527,500)

September 30, 2010 issued 166,667
shares of par value $.001 common stock
for cash at or $.60 per share	166,667	167	99,833						100,000

October 1, 2010 issued 217,000
shares of par value $.001 common stock
for services valued at or $.60 per share	217,000	217	129,983						130,200

October 29, 2010 issued 100,000
shares of par value $.001 common stock
for services valued at or $.60 per share	100,000	100	59,900						60,000

October 31, 2010 issued 419,334
shares of par value $.001 common stock
for cash at or $.60 per share	419,334	419	251,181						251,600

November 30, 2010 issued 78,334
shares of par value $.001 common stock
for cash at or $.60 per share	78,334	78	46,922						47,000

Net (Loss)								(537,382)	(537,382)

Balance at December 30, 2010	30,691,342	$30,691	$1,831,040	850,000	$73,000	$-	$-	$(1,738,512)	$196,220

March 29, 2011 issued 20,000
shares of par value $.001 common stock
for services valued at $ 12,000 or $.60 per share	20,000	20	11,980						12,000

September 1, 2011 issued 326,00 shares
of par value $.001 common stock in a
private offering for cash at $0.60 per share	326,000	326	195,274						195,600

November 3, 2011 issued 400,000 shares
of par value $.001 common stock for services
for services valued at $ 200,000 or $.50 per share	400,000	400	199,600						200,000

December 16, 2011 issued 291,500 shares
of par value $.001 common stock for services
for services valued at $ 55,385 or $.19 per share	291,500	292	55,094						55,385

December 21, 2011 converted 850,000 shares of
preferred stock into 17,000,000 shares of par value
$.001 common stock	17,000,000	17,000	56,000	(850,000)	(73,000)				-

Net (Loss)						-		(556,202)	(556,202)

Balance at December 31, 2011	48,728,842	$48,729	$2,348,988	-	$-	$-	$-	$(2,294,714)	$103,003

June 28, 2012 issued 250,000 shares
of par value $0.001 common stock in a
private offering for cash at $.20 per share
or $50,000	250,000	250	49,750	50,000

June 28, 2012 issued 230,000 shares
of par value $0.001 common stock for services
valued at $ 69,000 or $0.30 per share	230,000	230	68,770	69,000

July 2012 issued 840,000 shares
of par value $0.001 common stock in a
private offering for cash at $.25 per share
or $50,000	840,000	840	209,160	210,000

July 25, 2012 issued 44,000 shares
of par value $0.001 common stock for services
valued at $ 15,400 or $0.35 per share	44,000	44	15,356	15,400

August 2012 issued 570,000 shares
of par value $0.001 common stock in a
private offering for cash at $.25 per share
or $142,500	570,000	570	141,929						142,500

August 17, 2012 issued 128,250 shares
of par value $0.001 common stock for services
valued at $ 38,475 or $0.30 per share	128,250	127	38,348						38,475

August 31, 2012 issued 600,000 shares
of par value $0.001 common stock for services
valued at $ 144,000 or $0.24 per share	600,000	600	143,400						144,000

August 31, 2012 issued 600,000 shares
of par value $0.001 common stock for services
valued at $ 144,000 or $0.24 per share	25,000	25	5,975						6,000

Net (Loss)						-		(707,952)	(707,952)

Balance at December 31, 2012	51,416,092	$51,416	$3,021,676	-	$-	$-	$-	$(3,002,666)	$70,426

See Accompanying Notes To These Audited Financial Statements

Sunshine Biopharma, Inc.
 (A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 and
The period August 17, 2009 (inception) through December 31, 2012

Note 1 – Organization and Summary of Significant Accounting Policies

ORGANIZATION

Mountain West Business Solutions, Inc. (“MWBS”) was incorporated August 31, 2006 in the State of Colorado. Sunshine Etopo, Inc. (formerly Sunshine Biopharma, Inc.) was incorporated in the State of Colorado on August 17, 2009. Effective October 15, 2009 MWBS was acquired by Sunshine Etopo, Inc. in a transaction classified as a reverse acquisition. MWBS concurrently changed its name to Sunshine Biopharma, Inc. The financial statements represent the activity of Sunshine Etopo, Inc. from August 17, 2009 (inception) through October 15, 2009, and the consolidated activity of Sunshine Etopo, Inc. and Sunshine Biopharma Inc. from October 15, 2009 forward. Sunshine Etopo, Inc. and Sunshine Biopharma Inc. are hereinafter referred to collectively as the "Company". The Company was formed for the purposes of conducting research, development and commercialization of drugs for the treatment of various forms of cancer. The Company may also engage in any other business that is permitted by law, as designated by the Board of Directors of the Company.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

STATEMENT OF CASH FLOWS

For purposes of the statement of cash flows, the Company considered demand deposits and highly liquid-debt instruments purchased with maturity of three months or less to be cash equivalents. Cash paid for interest during the years ended December 31, 2012 and 2011 was $0.  Cash paid for income taxes during the years ended December 31, 2012 and 2011 was $0.

Sunshine Biopharma, Inc.
 (A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 and
The period August 17, 2009 (inception) through December 31, 2012

Note 1 – Organization and Summary of Significant Accounting Policies (Continued)

BASIC EARNINGS PER SHARE

The net income (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common stock outstanding. Warrants, stock options, and common stock issuable upon the conversion of the Company's preferred stock (if any), are not included in the computation if the effect would be anti-dilutive and would increase the earnings or decrease loss per share.

REVENUE RECOGNITION

The Company is a development stage pharmaceutical company focused on the research, development and commercialization of drugs for the treatment of various forms of cancer.  The Company does not expect to generate revenues until clinical trials of its proposed products are completed.  Once completed, revenues would be recognized as its technology is sold or its products become marketable.

FINANCIAL INSTRUMENTS

The carrying value of the Company’s financial instruments as reported in the accompanying balance sheet approximates fair value.

STOCK BASED COMPENSATION

The Company accounts for employee and non-employee stock awards under ASC 718, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

DATE OF MANAGEMENT’S REVIEW

Subsequent events have been evaluated through March 14, 2013, which is the date the financial statements were available to be issued.

Sunshine Biopharma, Inc.
 (A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 and
The period August 17, 2009 (inception) through December 31, 2012

OFFICER COMPENSATION

Through the period ended December 31, 2012 the officers and directors of the Company have not received any cash or other type of compensation.

Note 2 – Basis of Presentation

In the course of its life the Company has had limited operations, and has a working capital deficit. This raises substantial doubt about the Company’s ability to continue as a going concern.
The Company believes it can raise capital through equity sales and borrowing to fund its operations. Management believes this will contribute toward its subsequent profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3 – Capital Stock

The Company’s authorized capital is comprised of 200,000,000 shares of $0.001 par value Common Stock and 5,000,000 shares of $0.10 par value Preferred Stock, to have such rights and preferences as the directors of the Company have or may assign from time to time. Out of the authorized Preferred Stock, the Company has designated 850,000 shares as Series A Preferred Stock (“Series A”). The Series A is convertible at any time after issuance into 20 shares of the Company's Common Stock with no further consideration, has full voting rights at 20 votes per share, and has superior liquidation rights to the common stock. Through December 31, 2012 and December 31, 2011, the Company has issued and outstanding a total of 51,416,092 and 48,728,842 shares of Common Stock and 0 and 0 shares of Series A Preferred Stock, respectively.

On August 17, 2009, the Company issued 703,118 shares of $0.001 par value Common Stock for services valued at $3,000 or $0.004 per share.

Sunshine Biopharma, Inc.
 (A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 and
The period August 17, 2009 (inception) through December 31, 2012

Note 3 – Capital Stock (Continued)

On August 19, 2009, the Company issued 218,388 shares of $0.001 par value Common Stock for services valued at $932 or $0.004 per share.

On August 20, 2009, the Company issued 17,109,194 shares of $0.001 par value Common Stock for licenses valued at $73,000 or $0.004 per share.

On August 20, 2009, the Company issued 850,000 shares of $0.10 par value of Series “A” Convertible Preferred Stock for licenses valued at $73,000, or $0.086 per share.

In September and October, 2009, the Company issued 2,220,552 shares of $0.001 par value Common Stock for cash of $649,000 or $0.2922 per share as part of a private offering.

On September 30, 2009, the Company issued 1,710,748 shares of $0.001 par value Common Stock for assets valued at $500,000 or $0.2922 per share.

On October 31, 2009, the outstanding stock of Mountain West Business Solutions was counted as issued 888,000 shares of $0.001 par value Common Stock for Mountain West Business Solutions deficit of $ 29,465.

On November 16, 2009, the Company note holders converted their notes to 6,810,000 shares of $0.001 par value Common Stock for principal of $26,500 and interest of $2,965.

On June 2, 2010, the Company issued 1,675,000 shares of $0.001 par value Common Stock for services valued at $1,574,500 or $0.94 per share.

On September 30, 2010, the Company reversed issuance of 1,625,000 shares of $0.001 par value Common Stock for services valued at $1,527,500 or $0.94 per share.

On September 30, 2010, the Company issued 166,667 shares of $0.001 par value Common Stock for cash at $100,000 or $0.60 per share.

On October 1, 2010, the Company issued 217,000 shares of $0.001 par value Common Stock for services valued at $130,000 or $0.60 per share.

On October 29, 2010, the Company issued 100,000 shares of $0.001 par value Common Stock for services valued at $60,000 or $0.60 per share.

Sunshine Biopharma, Inc.
 (A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 and
The period August 17, 2009 (inception) through December 31, 2012

Note 3 – Capital Stock (Continued)

On October 31, 2010, the Company issued 419,334 shares of $0.001 par value Common Stock for cash at $251,600 or $0.60 per share.

On November 30, 2010, the Company issued 78,334 shares of $0.001 par value Common Stock for cash at $47,000 or $0.60 per share.

On March 29, 2011, the Company issued 20,000 shares of $0.001 par value Common Stock for services valued at $12,000 or $0.60 per share.

On September 1, 2011, the Company issued 326,000 shares of $0.001 par value Common Stock for cash at $195,600 or $0.60 per share.

On November 3, 2011, the Company issued 400,000 shares of $0.001 par value Common Stock for services valued at $200,000 or $0.50 per share.

On September 16, 2011, the Company issued 291,500 shares of $0.001 par value Common Stock for services valued at $55,385 or $0.19 per share.

On December 21, 2011, the Company issued 17,000,000 shares of $0.001 par value Common Stock in exchange for the 850,000 shares of outstanding Series A Convertible Preferred Stock. At December 31, 2011 there is no Preferred Stock outstanding.

In June of 2012 the Company issued 230,000 shares of $0.001 par value restricted common stock for services valued at $69,000 or $0.30 per share.

In July 2012 the Company issued 44,000 shares of $0.001 par value restricted common stock for services valued at $15,400 or $0.35 per share.

In August 2012 the Company issued 128,250 shares of $0.001 par value restricted common stock for services valued at $38,475 or $0.30 per share.

Sunshine Biopharma, Inc.
 (A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 and
The period August 17, 2009 (inception) through December 31, 2012

Note 3 – Capital Stock (Continued)

In August 2012 the Company issued 600,000 shares of $0.001 par value restricted common stock for services valued at $144,000 or $0.24 per share.

In October 2012 the Company issued 25,000 shares of $0.001 par value restricted common stock for services valued at $6,000 or $0.24 per share.

The Company has declared no dividends through December 31, 2012.

Note 4 – Income Taxes

Deferred income taxes arise from the temporary differences between financial statement and income tax recognition of net operating losses. These loss carryovers are limited under the Internal Revenue Code should a significant change in ownership occur.  The Company accounts for income taxes pursuant to ASC 740.  At December 31, 2012 and December 31, 2011, the Company had approximately $3,002,666 and $2,294,714, respectively, in unused federal net operating loss carryforwards, which begin to expire principally in the year 2029.  A deferred tax asset at each date of approximately $600,533 and $458,943 resulting from the loss carryforwards has been offset by a 100% valuation allowance.  The change in the valuation allowance for the period ended December 31, 2012 and December 31, 2011 was approximately $141,590 and $111,241.

The Company’s income tax filings are subject to audit by various taxing authorities. The Company’s open audit periods are 2009, 2010, and 2011, although, the statute of limitations for the 2009 tax year will expire effective March 15, 2013. In evaluating the Company’s provisions and accruals, future taxable income, and reversal of temporary differences, interpretations and tax planning strategies are considered. The Company believes its estimates are appropriate based on current facts and circumstances.

Sunshine Biopharma, Inc.
 (A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 and
The period August 17, 2009 (inception) through December 31, 2012

Note 5 – Related Transactions

The Company has licensed its technology on an exclusive basis from Advanomics Corporation, a privately held Canadian company.  Dr. Steve N. Slilaty, the Company’s Chief Executive Officer and a Director, is an Officer, Director and principal shareholder of Advanomics.  In 2009 the Company issued an aggregate of 17,109,194 shares of its Common Stock valued at $73,000 and 850,000 shares of Series “A” Convertible Preferred Stock valued at $73,000 in exchange for this license, and has an option to purchase 2,000,000 shares of Advanomics common stock at $5 (US) per share within 1 year of September 30, 2009 as well as a second option to purchase an additional 1,000,000 shares of Licensor’s Common Stock at an exercise price of $10.00 (US) per share also for a 1 year term. On December 21, 2011, Advanomics Corporation, a privately held Canadian company (“Advanomics”), and the Company’s licensor, exercised its right to convert the 850,000 shares of Series “A” Preferred Stock it held in the Company into 17,000,000 shares of Common Stock.

Also, on December 21, 2011, the Company executed an amendment to the Exclusive License Agreement which waived a condition of termination and revised the consideration payable to Advanomics.  The original Exclusive License Agreement required the Company to exercise an option to purchase shares in Advanomics for aggregate consideration of $9,700,000 ($5.00 per share).  This obligation was waived and replaced with an annual licensing fee of $360,000 and reimbursement of research and development expenses incurred by Advanomics in connection with the Licensed Material as defined in the original Exclusive License Agreement.  During 2012, the Company advanced funds pursuant to this Agreement of $250,000. The total transaction costs to date of $396,000 have been written off as impaired.

In June 2012 the Company moved its principal place of business to 469 Jean-Talon West, 3rd Floor, Montreal, Quebec, Canada, H3N 1R4.  This is also the location of the Company’s licensor, Advanomics Corporation, who is providing this space on a rent free basis as of the date of this Report.  Dr. Steve N. Slilaty, the Company’s Chief Executive Officer and a Director, is an Officer, Director and principal shareholder of Advanomics

Note 6 – Reverse Acquisition

On October 15, 2009 MWBS entered into an acquisition agreement (the "Agreement") with Sunshine Etopo, Inc., acquiring 100% of the outstanding common stock of Sunshine Etopo, Inc. through the issuance of 21,962,000 shares of its common stock with no readily available market price. The transaction was accounted for as a reverse acquisition as the shareholders of Sunshine Etopo, Inc. retained the majority of the outstanding common stock of MWBS after the share

Sunshine Biopharma, Inc.
 (A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2012 and 2011 and
The period August 17, 2009 (inception) through December 31, 2012

Note 6 – Reverse Acquisition (Continued)

exchange. Effective with the Agreement, the Company's stockholders' equity was retroactively recapitalized as that of Sunshine Etopo, Inc., while 100% of the assets and liabilities of MWBS valued at $(29,465), consisting of notes payable and accrued interest of $29,465, were recorded as being acquired in the reverse acquisition for its 888,000 outstanding common shares on the acquisition date. (Immediately prior to the acquisition MWBS had 9,388,000 outstanding common shares. 8,500,000 of these shares were surrendered by the holders for cancellation). Subsequent to the October 15, 2009 recapitalization, MWBS and Sunshine Etopo, Inc. remain separate legal entities (with MWBS as the parent of Sunshine Etopo, Inc.). The accompanying consolidated financial statements exclude the financial position, results of operations and cash flows of MWBS prior to the October 15, 2009 acquisition. MWBS concurrent with the transaction changed its name to Sunshine Biopharma, Inc.

Note 7 – Convertible Notes

In December 2012, the Company commenced a private offering of Convertible Notes.  Prior to December 31, 2012 the Company issued two Convertible Notes to one accredited investor (as that term is defined under the Securities Act of 1933, as amended) in the aggregate amount of $50,000.  These notes accrue interest at the rate of 6% per annum and are convertible at the option of the Company into shares of the Company’s Common Stock at $0.20 per share on or before March 31, 2013.  Subsequent to December 31, 2012, the Company issued an additional seven notes in favor of five accredited investors in the aggregate principal amount of $503,000.

Sunshine Biopharma, Inc.
Balance Sheet
(A Development Stage Company)

	Unaudited	Audited
	June 30,	December 31,
	2013	2012
ASSETS

Current Assets:

Cash and cash equivalents	$156,632	$132,638
Prepaid expenses	4,185	2,155

Total Current Assets	160,817	134,793

TOTAL ASSETS	$160,817	$134,793

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:

Current portion of note payable	12,500	62,500
Accounts payable	293	595
Interest payable	1,891	1,272

TOTAL LIABILITIES	14,684	64,367

SHAREHOLDERS' EQUITY

Preferred stock, $0.10 par value per share;
Authorized 5,000,000 Shares; Issued
and outstanding -0- shares.	-	-

Common Stock, $0.001 per share;
Authorized 200,000,000 Shares; Issued
and outstanding 56,439,061 and 51,416,092 at
June 30, 2013 and December 31, 2012 respectively	56,439	51,416

Capital paid in excess of par value	4,720,000	3,021,676

Accumulated other comprehesive (Loss)	-	-

(Deficit) accumulated during the development stage	(4,630,306)	(3,002,666)

TOTAL SHAREHOLDERS' EQUITY	146,133	70,426

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$160,817	$134,793

See Accompanying Notes To These Financial Statements.

Sunshine Biopharma, Inc.
Unaudited Statement Of Operations
(A Development Stage Company)

	Unaudited	Unaudited
	3 Months	3 Months
	Ended	Ended
	June 30,	June 30,
	2013	2012

Revenue:	$-	$-

General & Administrative Expenses

Research and Development	-	1,829
Accounting	1,620	3,470
Consulting	62,000	73,000
Legal	5,655	22,399
Licenses	75,000	-
Office	5,665	1,009
Stock Transfer Fee	153	985

Total G & A	150,093	102,692

(Loss) from operations	$(150,093)	$(102,692)

Other (expense) interest	(375)	(375)

Net (loss)	$(150,468)	$(103,067)

Basic (Loss) per common share	(0.00)	(0.00)

Weighted Average Common Shares Outstanding	56,564,063	48,728,842

See Accompanying Notes To These Financial Statements.

Sunshine Biopharma, Inc.
Unaudited Statement Of Operations
(A Development Stage Company)

	Unaudited	Unaudited	Unaudited
	6 Months	6 Months	August 17,
	Ended	Ended	2009 (inception)
	June 30,	June 30,	through June 30,
	2013	2012	2013

Revenue:	$-	$-	$-

General & Administrative Expenses

Research and Development	23,400	1,829	167,879
Accounting	5,400	7,750	55,035
Consulting	684,610	98,000	1,163,342
Legal	24,689	31,839	267,684
Licenses	325,000	-	1,025,000
Office	8,279	1,009	35,091
Merger Cost	-	-	155,150
Public Relations	-	-	241,768
Stock Transfer Fee	1,606	1,590	17,453
Writedown of intangible assets	-	-	945,976

Total G & A	1,072,984	142,017	4,074,378

(Loss) from operations	(1,072,984)	(142,017)	(4,074,378)

Other (expense):
Interest expense	(5,705)	(391)	(6,977)
Beneficial conversion feature	(548,951)	-	(548,951)

Total Other (Expense)	(554,656)	(391)	(555,928)

Net (loss)	$(1,627,640)	$(142,408)	$(4,630,306)

Basic (Loss) per common share	$(0.03)	$0.00

Weighted Average Common Shares Outstanding	54,248,411	48,728,842

See Accompanying Notes To These Financial Statements.

Sunshine Biopharma, Inc.
(A Development Stage Company)
Statement of Shareholders' Equity

								Deficit accumulated
	Number Of		Capital Paid	Number Of		Stock		During the
	Common	Common	in Excess	Preferred	Preferred	Subscription	Comprehensive	development
	Shares Issued	Stock	of Par Value	Shares Issued	Stock	Receivable	Income	stage	Total
Balance at August 17, 2009 (Inception)	-	$-	$-	-	$-	$-		$-	$-

August 17, 2009 issued 703,118 shares of par value $.001 common stock for services valued at or $.004 per share	703,118	703	2,297						3,000

August 19, 2009 issued 218,388 shares of par value $.001 common stock for services valued at or $.004 per share	218,388	218	714						932

August 20, 2009 issued 17,109,194 shares of par value $.001 common stock and 730,000 share of par value $0.10 preferred stock for license agreement Advanomics: Common valued at or $.004 per share and Preferred valued at or $.086 per share	17,109,194	17,109	55,891	850,000	73,000				146,000

September 24, 2009 :
Private Placement-The Company undertook to sell 2,220,552 shares of par value $.001 common stock for cash of $649,000 or $.2922 per share. Company bought 1,150,693 share of par value $.001 stock for cash of $336,312 or $.2922 per share; the remaining 1,069,859 shares were collected for cash of $312,688 in October 2009.	1,150,693	1,151	335,161						336,312

September 24, 2009 Common stock subscription (see notation above) for 1,069,074 shares of par value $.001 common stock valued at $.2922 per share						(312,688)	312,688		-

September 30, 2009 issued 1,710,748 shares of par value $.001 common stock for asset purchase from Sunshine Bio Investment valued at or $.2922 per share	1,710,748	1,711	498,289		-				500,000

Net (Loss)								(650,130)	(650,130)

Balance at September 30, 2009	20,892,141	20,892	892,352	850,000	73,000	(312,688)	312,688	(650,130)	336,114

October 31, 2009 issuance of common stock subscription, upon receipt of cash 1,069,859 shs of par value $.001 common stock valued at $.2922 per share	1,069,859	1,070	311,618			312,688	(312,688)		312,688

October 31, 2009 Outstanding stock of MWBS counted as issued for MWBS net deficit	888,000	888	(30,353)						(29,465)

Subtotal-at October 31, 2009 reverse merger date for accounting purposes	22,850,000	22,850	1,173,617	850,000	73,000	-	-	(650,130)	619,337

November 16, 2009 Note conversions, several, Principle of $26,500 and interest of $2,965	6,810,000	6,810	22,655						29,465

Fractional Shares	7								-

Net (Loss)								(551,000)	(551,000)

Balance at December 31, 2009	29,660,007	29,660	1,196,272	850,000	73,000	-	-	(1,201,130)	97,802

June 2, 2010 issued 1,675,000 shares of par value $.001 common stock for services valued at or $.94 per share	1,675,000	1,675	1,572,825						1,574,500

September 30, 2010 reversed issuance of 1,625,000 shares of par value $.001 common stock for services valued at or $.94 per share	(1,625,000)	(1,625)	(1,525,875)						(1,527,500)

September 30, 2010 issued 166,667 shares of par value $.001 common stock for cash at or $.60 per share	166,667	167	99,833						100,000

October 1, 2010 issued 217,000 shares of par value $.001 common stock for services valued at or $.60 per share	217,000	217	129,983						130,200

October 29, 2010 issued 100,000 shares of par value $.001 common stock for services valued at or $.60 per share	100,000	100	59,900						60,000

October 31, 2010 issued 419,334
shares of par value $.001 common stock
for cash at or $.60 per share	419,334	419	251,181						251,600

November 30, 2010 issued 78,334
shares of par value $.001 common stock
for cash at or $.60 per share	78,334	78	46,922						47,000

Net (Loss)								(537,382)	(537,382)

Balance at December 30, 2010	30,691,342	$30,691	$1,831,040	850,000	$73,000	$-	$-	$(1,738,512)	$196,220

March 29, 2011 issued 20,000
shares of par value $.001 common stock
for services valued at $ 12,000 or $.60 per share	20,000	20	11,980						12,000

September 1, 2011 issued 326,00 shares
of par value $.001 common stock in a
private offering for cash at $0.60 per share	326,000	326	195,274						195,600

November 3, 2011 issued 400,000 shares
of par value $.001 common stock for services
for services valued at $ 200,000 or $.50 per share	400,000	400	199,600						200,000

December 16, 2011 issued 291,500 shares
of par value $.001 common stock for services
for services valued at $ 55,385 or $.19 per share	291,500	292	55,094						55,385

December 21, 2011 converted 850,000 shares of
preferred stock into 17,000,000 shares of par value
$.001 common stock	17,000,000	17,000	56,000	(850,000)	(73,000)				-

Net (Loss)						-		(556,202)	(556,202)

Balance at December 31, 2011	48,728,842	$48,729	$2,348,988	-	$-	$-	$-	$(2,294,714)	$103,003

June 28, 2012 issued 250,000 shares
of par value $0.001 common stock in a
private offering for cash at $.20 per share
or $50,000	250,000	250	49,750						50,000

June 28, 2012 issued 230,000 shares
of par value $0.001 common stock for services
valued at $ 69,000 or $0.30 per share	230,000	230	68,770						69,000

July 2012 issued 840,000 shares
of par value $0.001 common stock in a
private offering for cash at $.25 per share
or $50,000	840,000	840	209,160						210,000

July 25, 2012 issued 44,000 shares
of par value $0.001 common stock for services
valued at $ 15,400 or $0.35 per share	44,000	44	15,356						15,400

August 2012 issued 570,000 shares
of par value $0.001 common stock in a private offering for
cash at $.25 per share
or $142,500	570,000	570	141,929						142,500

August 17, 2012 issued 128,250 shares
of par value $0.001 common stock for services
valued at $ 38,475 or $0.30 per share	128,250	127	38,348						38,475

August 31, 2012 issued 600,000 shares
of par value $0.001 common stock for services
valued at $ 144,000 or $0.24 per share	600,000	600	143,400						144,000

August 31, 2012 issued 600,000 shares
of par value $0.001 common stock for services
valued at $ 144,000 or $0.24 per share	25,000	25	5,975						6,000

Net (Loss)						-		(707,952)	(707,952)

Balance at December 31, 2012	51,416,092	$51,416	$3,021,676	-	$-	$-	$-	$(3,002,666)	$70,426

January 11, 2013 issued 350,000 shares
of par value $0.001 common stock for services
valued at $ 136,500 or $0.39 per share	350,000	350	136,150	136,500

March 28, 2013 issued 918,500 shares
of par value $0.001 common stock for services
valued at $ 220,440 or $0.24 per share	918,500	919	219,522	220,440

March 30, 2013 issued 259,043 shares
of par value $0.001 common stock for services
valued at $ 219,370 or $0.24 per share	914,043	914	218,456	219,370

March 30, 2013 issued 2,590,428 shares of par value $0.001 common stock for conversion of debt in the amount of $513,000 and interest of $5,086 or $0.24 per share Beneficial conversion feature	2,590,426	2,590	515,496						518,086

			548,951						548,951

May 14, 2013 issued 250,000 shares of par value $0.001 common stock for services valued at $ 60,000 or $0.24 per share	250,000	250	59,750						60,000

Net (Loss)	-	-	-					(1,627,640)	(1,627,640)

Balance at June 30, 2013 (Unaudited)	56,439,061	$56,439	$4,720,000	-	$-	$-	$-	$(4,630,306)	$146,133

See Accompanying Notes To These Audited Financial Statements.

Sunshine Biopharma, Inc.
Unaudited Statement Of Cash Flows
(A Development Stage Company)

	6 Months	6 Months	August 17,
	Ended	Ended	2009 (inception)
	June 30,	June 30,	through June 30,
	2013	2012	2013
Cash Flows From Operating Activities:

Net (Loss)	$(1,627,640)	$(142,408)	$(4,630,306)

Adjustments to reconcile net loss to net cash used in
operating activities:

Stock issued for licenses, services, and other assets	636,310	0	2,063,702
Stock issued for payment interest on notes payable	5,086	-	5,086
Beneficial conversion feature on note conversion	548,951	-	548,951
(Increase) Decrease in prepaid expenses	(2,030)	69,000	(4,185)
Increase (Decrease) in Accounts Payable	(302)	13,068	293
Increase in interest payable	619	391	1,891

Net Cash Flows (used) in operations	(439,006)	(59,949)	(2,014,568)

Cash Flows From Investing Activities:

Net Cash Flows (used) in Investing activities	-	-	-

Cash Flows From Financing Activities:

Proceed from note payable	463,000	12,500	525,500
Issuance of common stock	-	50,000	1,645,700

Net Cash Flows provided by financing activities	463,000	62,500	2,171,200

Net Increase (Decrease) In Cash and cash equivalents	23,994	2,551	156,632
Cash and cash equivalents at beginning of period	132,638	60,692	-

Cash and cash equivalents at end of period	$156,632	$63,243	$156,632

Supplementary Disclosure Of Cash Flow Information:

Stock issued for services, licenses and other assets	$636,310	$69,000	$2,063,702
Stock issued for note conversions	$513,000	$-	$542,465
Stock issued for net deficit of MWBS	$-	$-	$(29,465)
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See Accompanying Notes To These Financial Statements.

Sunshine Biopharma, Inc.
Notes To Unaudited Financial Statements
For The Six Month Interim Period Ended June 30, 2013

Note 1 – Unaudited Financial Information

The unaudited financial information included for the three and six month interim periods ended June 30, 2013 was taken from the books and records without audit. However, such information reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management are necessary to reflect properly the results of the interim periods presented. The results of operations for the three and six month interim periods ended June 30, 2013 are not necessarily indicative of the results expected for the fiscal year ending December 31, 2013.

Note 2 – Notes Payable

The Company had an outstanding loan of $12,500 accruing interest at a rate of 12%.  At June 30, 2013 interest of $1,891 was accrued.

Note 3 – Issuance of Common Stock

During the six months ended June 30, 2013 the Company issued 5,022,969 shares of $0.001 par value Common Stock as follows:

In January 2013 the Company issued 350,000 shares of $0.001 par value Common Stock for services valued at $136,500 or $0.39 per share.

In March 2013 the Company issued 1,832,543 shares of $0.001 par value Common Stock for services valued at $439,770 or $0.24 per share.

On March 30, 2013 the Company issued 2,590,428 shares of $0.001 par value Common Stock for the conversion of Convertible Notes payable on or before March 31, 2013 (“Convertible Notes”) valued at $621,703 representing principal of $513,000 and interest of $5,086.  These Convertible Notes contained a beneficial conversion feature convertible at the option of the Company. The Convertible Notes are convertible at a fixed conversion of $0.20.  The market price on the issuance of these Convertible Notes varied from a low of $0.21 per share and a high of $0.46 per share with an average of $0.36 per share.  Consequently, the Convertible Notes were considered to have a Beneficial Conversion Feature and under ASC 470-20-25-10 the Beneficial Conversion Feature was calculate to be $548,951 in total based on the issuance date and the share price on that date. This amount has been booked to interest expense and Additional Paid in Capital for the period as all of the Convertible Notes have been converted by quarter end.

Sunshine Biopharma, Inc.
Notes To Unaudited Financial Statements
For The Six Month Interim Period Ended June 30, 2013

Note 3 – Issuance of Common Stock (Continued)

In May 2013 the Company issued 250,000 shares of $0.001 par value Common Stock for services valued at $60,000 or $0.24 per share.

Note 4 – Convertible Notes

In December 2012, the Company commenced a private offering of Convertible Notes. Prior to December 31, 2012, the Company issued two Convertible Notes to one accredited investor (as that term is defined under the Securities Act of 1933, as amended) in the aggregate amount of $50,000.  These Convertible Notes accrue interest at the rate of 6% per annum and are convertible at the option of the Company into shares of the Company’s Common Stock at $0.20 per share on or before March 31, 2013.  During the quarter ended March 31, 2013, the Company issued an additional seven notes in favor of five accredited investors in the aggregate principal amount of $463,000.

On March 30, 2013 the Convertible Notes were converted into 2,590,428 shares of Common Stock.  The Common Stock was converted at $0.20 per share.  The Common Stock had a fair market value from a low of $0.21 per share and a high of $0.46 per share with a average of $0.36 per share resulting in a beneficial conversion feature in the amount of $548,951 which was deducted as additional interest during the three month period ended March 31, 2013 and added to Additional Paid in Capital.

Note 4 – Financial Statements

For a complete set of footnotes, reference is made to the Company’s Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission and the audited financial statements included therein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Colorado Statutes and our Articles of Incorporation, our directors and officers will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director or officer of his “duty of care.”  This provision does not apply to the directors’: (i) acts or omissions that involve intentional misconduct, fraud or a knowing and culpable violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of his duties, including gross negligence.

The effect of this provision in our Articles of Incorporation is to eliminate the rights of our Company and our shareholders (through shareholder’s derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) and (ii) above.  This provision does not limit nor eliminate the rights of our Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.  Section 7-109-102 of the Colorado Business Corporation Act provides corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Under the CBCA, which will be the Company’s governing legislation following the Continuance, and the Company’s new Canadian Bylaws, the Company will be required to indemnify present or former directors or officers against all costs, charges and expenses, including an amount paid to settle any action or satisfy any judgment that is reasonably incurred by the individual in relation to any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the corporation. In order to qualify for indemnification, directors or officers must: (i) have acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that their conduct was lawful. In addition, such persons are entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred in connection with the defense of any such proceeding if the person was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the person ought to have done, and otherwise meets the qualifications for indemnity described above.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 21.  EXHIBITS.

No.	Description	Filed With	Date
3.1	Articles of Incorporation	Form SB-2 Registration Statement	October 19, 2007
3.2	Bylaws	Form SB-2 Registration Statement	October 19, 2007
3.3	Articles of Amendment (Name Change)	Form 8-K Dated November 2, 2009	November 6, 2009
3.5	Articles of Amendment (Increase Authorized)	Form 10-Q For Quarter Ended June 30, 2010	August 4, 2010
5.2	Opinion of Andrew I. Telsey, P.C. re: legality	Filed herewith
10.1	Share Exchange Agreement with Sunshine Biopharma, Inc.	Form 8-K Dated October 15, 2009	October 20, 2009
10.2	License Agreement with Advanomics, Inc.	Form 8-K/A1 Dated October 15, 2009	January 19, 2010
10.3	Amendment No. 1 to License Agreement with Advanomics, Inc.	Form 8-K/A1 Dated October 15, 2009	January 19, 2010
10.4	Research Agreement with The Research Foundation of the State University of New York	Form 8-K Dated January 20, 2011	January 20, 2011

No.	Description	Filed With	Date
10.5	Research Agreement with Jewish General Hospital	Form 8-K Dated June 14, 2011	June 17, 2011
10.4	Amendment No. 2 to License Agreement with Advanomics, Inc.	Form 8-K Dated December 21, 2011	December 27, 2011
16.1	Letter from Ronald R. Chadwick	Form 8-K dated January 30, 2012	February 7, 2012
16.2	Letter from Borgers and Culter CPA’s PLLC	Form 8-K dated February 25, 2013	February 25, 2013
21.1	List of Subsidiaries	Form 10-K For Fiscal Year Ended July 31, 2009	October 30, 2009
23.2	Consent of Ben Borgers CPA PC	Filed herewith
23.3	Consent of Andrew I. Telsey, P.C.	Filed herewith

ITEM 22.  UNDERTAKINGS.

(A)  The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)           to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)           to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)           to include any material information with respect to the plan of distribution;

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 14(d) of the Exchange Act.

2.           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(B)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)           The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(D)           The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(E)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(F)           The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(G)           The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Ontario on October 21, 2013.

SUNSHINE BIOPHARMA, INC.

By:	/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dr. Steve N. Slilaty as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty
Chief Executive Officer
President and Director
Date: October 21, 2013

By:	/s/ Camille Sebaaly
Camille Sebaaly
Principal Accounting Officer,
Principal Financial Officer,
Chief Financial Officer,
Director
Date: October 21, 2013

By:	/s/ Michele Di Turi
Michele Di Turi
Director
Date: October 21, 2013

APPENDIX A

PLAN AND AGREEMENT OF MERGER

THIS PLAN AND AGREEMENT OF MERGER, dated ___________ ___, 2013 (“Agreement”), is entered into between Sunshine Biopharma Inc., a Delaware corporation (SUNSHINE-Delaware”), and Sunshine Biopharma, Inc., a Colorado corporation (“SUNSHINE-Colorado).

RECITALS

A.           The sole director of SUNSHINE-Delaware and the Board of Directors of SUNSHINE-Colorado believe that the best interests of SUNSHINE-Delaware and SUNSHINE-Colorado will be served by the merger of SUNSHINE-Colorado with SUNSHINE-Delaware under and pursuant to the provisions of this Agreement and the Colorado Business Corporation Law and the Delaware General Corporation Law.

B.           SUNSHINE-Colorado has an aggregate authorized capital of 200,000,000 shares of Common Stock, $.001 par value per share (“SUNSHINE-Colorado Common Stock”) and 5,000,000 shares of preferred stock, $.01 par value per share (“SUNSHINE-Colorado Preferred Stock).  On the date hereof, there were 56,439,061 shares of SUNSHINE-Colorado Common Stock issued and outstanding and no shares of SUNSHINE-Colorado Preferred Stock issued and outstanding.

C.           SUNSHINE-Delaware is a newly formed entity for the purposes of the transaction described herein and has not issued any of its authorized shares.

AGREEMENT

In consideration of the Recitals and of the mutual agreements contained in this Agreement, the parties hereto agree as set forth below.

1.           Merger.  SUNSHINE-Colorado shall be merged with and into SUNSHINE-Delaware (“Merger”).

2.           Effective Date.  The Merger shall become effective immediately upon the later of the filing of this Agreement or a Statement of Merger with the Secretary of State of Colorado in accordance with Colorado Business Corporation Law and the filing of Certificate of Merger with the Delaware Secretary of State in accordance with the Delaware General Corporation Law.  The time of such effectiveness is hereinafter called the “Effective Date.”

3.           Surviving Corporation.  SUNSHINE-Delaware shall be the surviving corporation and shall continue to be governed by the laws of the State of Delaware.  The separate corporate existence of SUNSHINE-Colorado shall cease on the Effective Date.

4.           Certificate of Incorporation.  The Certificate of Incorporation of SUNSHINE-Delaware as it exists on the Effective Date shall be the Certificate of Incorporation of SUNSHINE-Delaware following the Effective Date, unless and until the same shall thereafter be amended or repealed in accordance with the laws of the State of Delaware.

5.           Bylaws.  The Bylaws of SUNSHINE-Delaware as they exist on the Effective Date shall be the Bylaws of SUNSHINE-Delaware following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof and the laws of the State of Delaware.

6.           Board of Directors and Officers.  The members of the Board of Directors and the officers of SUNSHINE-Colorado immediately prior to the Effective Date shall be the members of the Board of Directors and the officers, respectively, of SUNSHINE-Delaware following the Effective Date, and such persons shall serve in such offices for the terms provided by law or in the Bylaws, or until their respective successors are elected and qualified.

     7.           Conversion of Outstanding SUNSHINE-Colorado Stock.  Upon the Effective Date, each issued and outstanding share of SUNSHINE-Colorado Common Stock and all rights in respect thereto shall be converted into one fully paid and nonassessable share of SUNSHINE-Delaware Common Stock, and each certificate representing shares of SUNSHINE-Colorado Common Stock shall for all purposes be deemed to evidence the ownership of the same number of shares of SUNSHINE-Delaware Common Stock as set forth in such certificate.  After the Effective Date, each holder of an outstanding certificate representing shares of SUNSHINE-Colorado Common Stock may, at such shareholder’s option, surrender the same to SUNSHINE-Delaware’s registrar and transfer agent for cancellation, and each such holder shall be entitled to receive in exchange therefor a certificate(s) evidencing the ownership of the same number of shares of SUNSHINE-Canada Common Stock as are represented by the SUNSHINE-Colorado certificate(s) surrendered to SUNSHINE-Delaware’s registrar and transfer agent.

8.           Stock Options; Warrants and Convertible Debt.  SUNSHINE- Colorado has no outstanding stock options, warrants or convertible debt.

9.           Rights and Liabilities of SUNSHINE-Delaware.  On and after the Effective Date, and all in the manner of and as more fully set forth in the Delaware General Corporation Law and the Colorado Business Corporation Act, the title to all real estate and other property, or any interest therein, owned by each of SUNSHINE-Colorado and SUNSHINE-Delaware shall be vested in SUNSHINE-Delaware without reversion or impairment; SUNSHINE-Delaware shall succeed to and possess, without further act or deed, all estates, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal and mixed, of each of SUNSHINE-Colorado and SUNSHINE-Delaware without reversion or impairment; SUNSHINE-Delaware shall thenceforth be responsible and liable for all the liabilities and obligations of each of SUNSHINE-Colorado and SUNSHINE-Delaware; any claim existing or action or proceeding pending by or against SUNSHINE-Colorado or SUNSHINE-Delaware may be continued as if the Merger did not occur or SUNSHINE-Delaware may be substituted for SUNSHINE-Colorado in the proceeding; neither the rights of creditors nor any liens upon the property of SUNSHINE-Colorado or SUNSHINE-Delaware shall be impaired by the Merger; and SUNSHINE-Delaware shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the Merger.

10.           Termination.  This Agreement may be terminated and abandoned by action of the Board of Directors of SUNSHINE-Colorado and the sole director of SUNSHINE-Delaware at any time prior to the Effective Date.

11.           Amendment.  The parties hereto may amend this Agreement at any time prior to the Effective Date; provided that an amendment made subsequent to the Effective Date shall not: (a) change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of the parties hereto, (b) change any term of the Certificate of Incorporation of SUNSHINE-Delaware, or (c) change any other terms or conditions of this Agreement if such change would adversely affect the holders of any capital stock of either party hereto.

12.           Inspection of Agreement.  Executed copies of this Agreement will be on file at the principal place of business of SUNSHINE-Delaware at 469 Jean-Talon West, 3rd Floor, Montreal, Quebec, Canada H3N 1R4.  A copy of this Agreement shall be furnished by SUNSHINE-Delaware, on request and without cost, to any stockholder of SUNSHINE-Colorado.

13.           Governing Law.  This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of Delaware.

14.           Service of Process.  On and after the Effective Date, SUNSHINE-Delaware agrees that it may be served with process in Colorado in any proceeding for enforcement of any obligation or SUNSHINE-Colorado or SUNSHINE-Delaware arising from the Merger.

15.           Designation of Colorado Secretary of State as Agent for Service of Process.  On and after the Effective Date, SUNSHINE-Delaware irrevocably appoints the Secretary of State of Colorado as its agent to accept service of process in any suit or other proceeding to enforce the rights of any stockholders of SUNSHINE-Colorado arising from the Merger.  The Colorado Secretary of State is requested to mail a copy of any such process to SUNSHINE-Colorado at 469 Jean-Talon West, 3rd Floor, Montreal, Quebec, Canada H3N 1R4 Attention: Dr. Steve Slilaty, Chief Executive Officer.

(balance of page intentionally left blank – signature page follows)

    IN WITNESS WHEREOF, each of the parties hereto has caused this Plan and Agreement of Merger to be executed as of the date referenced hereinabove.

SUNSHINE BIOPHARMA INC.,
a Delaware corporation

By:	/s/
Its:	Director

SUNSHINE BIOPHARMA, INC.,
a Colorado corporation

By:	/s/
Its:	Chief Executive Officer

APPENDIX B

EXHIBIT B

SUNSHINE BIOPHARMA INC.

CERTIFICATE OF TRANSFER

The undersigned, being fist duly authorized, and in pursuance of the corporation law of the State of Delaware, being Chapter 390 of the General Corporation Law of Delaware, does make and file this Certificate of Transfer hereby declaring and certifying that the facts herein stated are true:

1.  The name of the corporation is SUNSHINE BIOPHARMA INC. (hereinafter the “Corporation”).

2.  The Corporation filed its Certificate of Incorporation with the Secretary of State for the State of Delaware on September __, 2013.

3.  The Corporation shall be transferred to Canada and shall continue its existence under the name “SUNSHINE BIOPHARMA INC.”

4.  The transfer of the Corporation has been approved in accordance with the provisions of Chapter 390 of the General Corporation Law of Delaware.

5.  Upon the filing and effectiveness of this Certificate of Transfer with the Secretary of State for the State of Delaware, the existence of the Corporation as a corporation of the State of Delaware shall cease.

6.  The Corporation hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Corporation arising while it was a corporation of the State of Delaware and irrevocably appoints the Secretary of State for the State of Delaware as its agent to accept service of process in any such proceeding and hereby specifies 469 Jean-Talon West, 3rd Floor, Montreal, Quebec, Canada H3N 1R4 as the address to which a copy of such process shall be mailed by the Secretary of State for the State of Delaware.

___________________________________
Dr. Steve N. Slilaty, Chairman

APPENDIX C

Industry Canada / Industrie Canada

Canada Business Corporations Act / Loi canadienne sur les sociétés par actions

FORM 11 ARTICLES OF CONTINUANCE (SECTION 187)

FORMULAIRE 11 CLAUSES DE PROROGATION (ARTICLE 187)

1 -- Name of the Corporation / Dénomination sociale de la société	SUNSHINE BIOPHARMA INC.
2 -- Taxation Year End / Fin de l'année d'imposition (M / D - J)	12 / 31
3 -- The province or territory in Canada where the registered office is to be situated / La province ou le territoire au Canada où se situera le siège social	Québec
4 -- The classes and the maximum number of shares that the corporation is authorized to issue / Catégories et le nombre maximal d'actions que la société est autorisée à émettre	The authorized capital of the Corporation shall be an unlimited number of common shares and an unlimited number of Preference Shares, issuable in series, and having the rights, privileges, restrictions and conditions set out in the attached schedule.
5 -- Restrictions, if any, on share transfers / Restrictions sur le transfert des actions, s'il y a lieu	None.
6 -- Number (or minimum and maximum number) of directors / Nombre (ou nombre minimal et maximal) d'administrateurs	Minimum: 1 Maximum: 7
7 -- Restrictions, if any, on business the corporation may carry on / Limites imposées à l'activité commerciale de la société, s'il y a lieu	None.
8 -- (1) If change of name effected, previous name / (1) S'il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure	SUNSHINE BIOPHARMA, INC.
(2) Details of incorporation / (2) Détails de la constitution	**/**/2013 Delaware
9 -- Other provisions, if any / Autres dispositions, s'il y a lieu	See attached schedule.

Signature	Printed Name - Nom en lettres moulées	10 -- Capacity of - En qualité de	11 -- Tel. No. - N° de tél.
	STEVE N. SLILATY	PRESIDENT & CEO	(514) 949-6722

FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT

IC 3247 (2004/12)

Canada

Schedule /Annexe

Authorized Capital / Capital autorisé

1. PREFERENCE SHARES

The Preference Shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

1.1 Directors' Authority to Issue in One or More Series

The board of directors of the Corporation may issue the Preference Shares at any time and from time to time in one or more series. Before the first shares of a particular series are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to be attached to the shares of such series including, without limitation, the rate or rates, amount or method or methods of calculation of dividends thereon, the time and place of payment of dividends, whether cumulative or non-cumulative or partially cumulative and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment of dividends, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights (if any), the conversion or exchange rights attached thereto (if any), the voting rights attached thereto (if any), and the terms and conditions of any share purchase plan or sinking fund with respect thereto. Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Director (as defined in the *Business Corporations Act* (Ontario) (the "Act")) articles of amendment containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the board of directors of the Corporation.

1.2 Ranking of Preference Shares

No rights, privileges, restrictions or conditions attached to a series of Preference Shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Preference Shares then outstanding. The Preference Shares shall be entitled to priority over the common shares of the Corporation and over any other shares of the Corporation ranking junior to the Preference Shares with respect to priority in the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends or amounts payable on a return of capital in respect of a series of Preference Shares are not paid in full, the Preference Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims to dividends and return of capital, the claims of the holders of the Preference Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Preference Shares of any series may also be given such other preferences, not inconsistent with sections 1.1 to 1.4 hereof, over the common shares and over any other shares ranking junior to the Preference Shares as may be determined in the case of such series of Preference Shares.

1.3 **Dissolution**

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of each series of Preference Shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the common shares or any other shares of the Corporation ranking junior to the Preference Shares and subject to the provisions of subsection 25 (3) of the Act, be entitled to receive the amount payable thereon as provided in the rights, privileges, restrictions and conditions attaching to such series of Preference Shares upon such liquidation, dissolution, winding-up or distribution.

1.4 **Dividends**

No dividends shall at any time be declared or paid on or set apart for payment on the common shares or any other shares of the Corporation ranking junior to the Preference Shares unless all dividends up to and including the dividends payable for the last completed period for which such dividends shall be payable on each series of Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on the common shares or such other shares of the Corporation ranking junior to the Preference Shares nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Preference Shares (less than the total amount then outstanding) or any common shares or any other shares of the Corporation ranking junior to the Preference Shares unless all dividends up to and including the dividends payable for the last completed period for which such dividends shall be payable on each series of the Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment.

1.5 **Voting Rights**

Except as hereinafter referred to or as otherwise required by law or in accordance with any voting rights which may from time to time be attached to any series of Preference Shares, the holders of the Preference Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

1.6 **Approval of Holders of Preference Shares**

The rights, privileges, restrictions and conditions attaching to the Preference Shares as a class may be added to, changed or removed but only with the approval of the holders of the Preference Shares given as hereinafter specified.

The approval of the holders of Preference Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preference Shares as a class or to any other matter requiring the consent of the holders of the Preference Shares as a class may be given in such manner as may then be required by law, subject to a minimum requirement that such approval shall be given by resolution passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of Preference Shares duly called for that purpose. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time required by the Act (as from time to time amended, varied or replaced) and prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at a meeting of holders of Preference Shares as a class, each holder entitled to vote thereat shall have one vote in respect of each Preference Share held by him.

2. COMMON SHARES

The common shares of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

2.1 Dividends

Subject to the prior rights of the holders of the Preference Shares and any other shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors of the Corporation may from time to time determine, and all dividends which the board of directors of the Corporation may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

2.2 Dissolution

In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Preference Shares and any other shares ranking senior to the common shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up, the holders of the common shares shall be entitled to receive the remaining property and assets of the Corporation.

2.3 Voting Rights

The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

3. **RESTRICTIONS ON CLASS VOTING**

3.1 The holders of shares of any class and the holders of shares of any series of any class are not entitled to vote separately as a class or series, as the case may be, upon a proposal to amend the articles to:

(a) increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class;

(b) effect an exchange, reclassification or cancellation of the shares of such class or series; or

(c) create a new class of shares equal or superior to the shares of such class.

Schedule / Annexe

Other Provisions / Autres dispositions

POWERS OF DIRECTORS: If authorized by by-law which is duly made by the directors and confirmed by ordinary resolution of the shareholders, the directors of the corporation may from time to time:

1. borrow money upon the credit of the corporation;
2. issue, reissue, sell or pledge debt obligations of the corporation; and
3. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired to secure any debt obligation of the corporation.

Any such by-law may provide for the delegation of such powers by the directors to such officers or directors of the corporation to such extent and in such manner as may be set out in the by-law.

APPOINTMENT OF DIRECTORS: The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual general meeting of shareholders.

APPENDIX D

BY-LAW NUMBER 1

A by-law relating generally to the transaction of the business and affairs of Sunshine Biopharma Inc. (hereinafter called the "Corporation")

CONTENTS

SECTION
INTERPRETATION

Definitions	1.01

Invalidity of any Provisions of this By-Law	1.02

BUSINESSOF THE CORPORATION

Registered Office	2.01

Corporate Seal	2.02

Financial Year	2.03

Execution of Instruments	2.04

Banking Arrangements	2.05

Voting Rights in Other Bodies Corporate	2.06

Division	2.07

Loans to Shareholders	2.08

BORROWINGAND SECURITIES

Borrowing Power	3.01

Delegation	3.02

DIRECTORS
Number of Directors	4.01

Qualification	4.02

Election and Term	4.03

Removal of Directors	4.04

Vacation of Office	4.05

Vacancies	4.06

Action by the Board	4.07

Canadian Directors at Meetings	4.08

Meeting by Communication Facility	4.09

Place of Meetings	4.10

Calling of Meetings	4.11

Notice of Meetings	4.12

First Meeting of New Board	4.13

Adjourned Meeting	4.14

Regular Meetings	4.15

Chairman	4.16

Votes to Govern	4.17

Conflict of Interest	4.18

Remuneration and Expenses	4.19

COMMITTEES
Committees of Directors	5.01

Transaction of Business	5.02

Audit Committee	5.03

Advisory Bodies	5.04

Procedures	5.05

OFFICERS
Appointment	6.01

Chairman of the Board	6.02

President	6.03

Vice-President	6.04

Secretary	6.05

Treasurer	6.06

Powers and Duties of Other Officers	6.07

Variation of Powers and Duties	6.08

Term of Office	6.09

Conflict of Interest	6.10

Agents and Attorneys	6.11

Fidelity Bonds	6.12

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

Limitation of Liability	7.01

Indemnity	7.02

Insurance	7.03
MEETINGS OF SHAREHOLDERS

Annual Meetings	8.01

Special Meetings	8.02

Place of Meetings	8.03

Notice of Meetings	8.04

List of Shareholders Entitled to Notice	8.05

Record Date for Notice	8.06

Meetings Without Notice	8.07

Chairman, Secretary and Scrutineers	8.08

Persons Entitled to be Present	8.09

Quorum	8.10

Right to Vote	8.11

Proxyholders and Representatives	8.12

Time for Deposit of Proxies	8.13

Joint Shareholders	8.14

Votes to Govern	8.15

Show of Hands	8.16

Ballots	8.17

Adjournment	8.18

Resolution in Writing	8.19

Only One Shareholder	8.20

Nomination of Directors	8.21
SHARES

Allotment of Shares	9.01

Commissions	9.02

Registration of Transfer	9.03

Transfer Agents and Registrars	9.04

Non-recognition of Trusts	9.05

Share Certificates	9.06

Replacement of Share Certificates	9.07

Joint Holders	9.08

Deceased Shareholders	9.09

Lien for Indebtedness	9.10

DIVIDENDS AND RIGHTS

Dividends	10.01

Dividend Cheques	10.02

Non-receipt of Cheques	10.03

Record Date for Dividends and Rights	10.04

Unclaimed Dividends	10.05
NOTICES
Method of Giving Notices	11.01

Notice to Joint Shareholders	11.02

Computation of Time	11.03

Undelivered Notices	11.04

Omissions and Errors	11.05

Persons Entitled by Death or Operation of Law	11.06

Waiver of Notice	11.07

EFFECTIVE DATE

Effective Date	12.01

Repeal	12.02

 SECTION ONE

INTERPRETATION

1.01                      Definitions. - In the by-law of the Corporation unless the context otherwise requires:

"Act"	means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended;

"Regulations"
means the Regulations under the Act as published or from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as referring to the substituted provisions therefor in the new regulation;

"appoint"	includes "elect" and vice versa;

"articles"	"articles"means the articles attached to the certificate of incorporation of the Corporation as from time to time amended or restated;

"board"	mean the board of directors of the Corporation;

"by-laws"	means this by-law and other by-laws of the Corporation from time to time in force and effect;

"Corporation"	means the corporation incorporated by the said certificate under the Act and named Sunshine Biopharma Inc.;

"meeting of shareholders"	includes an annual meeting of shareholders and a special meeting of shareholders, and "special meeting of shareholders" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

"resident Canadian"	means an individual who is:

	(a)	a Canadian citizen ordinarily resident in Canada;

	(b)	a Canadian citizen not ordinarily resident in Canada who is a member of a class of persons prescribed under the Regulations, or

	(c)	a permanent resident within the meaning of subsection 2(1) of the Immigration and Refuge Protection Act and ordinarily resident in Canada, except a permanent resident who has been ordinarily resident in Canada for more than one year after the time at which he first became eligible to apply for Canadian citizenship;

"signing officer"	means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by or pursuant to section 2.04; and

shareholder agreement"	means a written agreement among all shareholders of the Corporation or all such shareholders and a person who is not a shareholder or a written declaration of the beneficial owner of all of the issued shares of the Corporation, that restricts in whole or in part the powers of the directors to manage, or supervise the management of, the business and affairs of the Corporation, as from time to time amended.

Save as aforesaid, words and expressions defined in the Act have the same meanings and used herein.  Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, partnership, association, body corporate, trustee, executor, administrator and legal representative.

1.02                      Invalidity of any Provisions of this By-Law. - The invalidity or unenforceability of any provisions of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

SECTION TWO

BUSINESS OF THE CORPORATION

2.01                      Registered Office. - The registered office of the Corporation shall be in the province within Canada from time to time specified in the articles and at such locations therein as the board may from time to time determine.

2.02                      Corporate Seal. - The Corporation may have one or more different corporate seals, which seals may be adopted or changed from time to time by the board, on which the name of the Corporation appears in one or more of the language forms set out in the articles.

2.03                      Financial Year. - Until changed by resolution of the board of directors, the financial year of the Corporation shall end on a day to be determined by resolution of the board.

2.04                      Execution of Instruments. - All instruments and documents of whatsoever kind in written, electronic or any other form binding upon the Corporation may be signed in writing or in electronic form or otherwise assented to in any legally effective manner on behalf of the Corporation by any one director or officer of the of the Corporation.  The board may from time to time determine the manner in which and the person or persons by whom any particular instrument or document or class of instruments or documents may or shall be signed in writing or in electronic form or otherwise assented to in any legally effective manner, including, without limitation, the use of facsimile reproduction of any or all signatures and the use of the corporate seal or a facsimile reproduction thereof.

2.05                      Banking Arrangements. - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board.  Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe.

2.06                      Voting Rights in Other Bodies Corporate. - The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation.  Such instruments shall be in favour of such persons as may be determined by the officers executing or arranging for the same.  In addition, the board may from time to time direct the manner in which the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.07                      Divisions. - The board may cause the business and operations of the Corporation or any part thereof to be divided into one or more divisions upon such basis, including without limitation types of business or operations, geographical territories, product lines or goods or services, as the board may consider appropriate in each case.  From time to time the board or, if authorized by the board, the chief executive officer may authorize, upon such basis as may be considered appropriate in each case:

(a)	Subdivision and Consolidation - the further division of the business and operations of any such division into sub-units and the consolidation of the business and operations of any such divisions and sub-units;

(b)	Name - The designation of any such division or sub-unit by, and the carrying on of the business and operations of any such division or sub-unit under, a name other than the name of the Corporation; provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation; and

(c)	Officers - the appointment of officers for any such division or sub-unit, the determination of their powers and duties, and the removal of any such officer so appointed without prejudice to such officer's rights under employment contract or in law, provided that any such officers shall not, as such, be officers of the Corporation.

SECTION THREE

BORROWING AND SECURITIES

3.01                      Borrowing Power. - Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the articles and any unanimous shareholder agreement, the board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)	to the extent permitted by the Act, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d)
mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchises and under takings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any present or future indebtedness, liability or obligation of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02                      Delegation. - The board may from time to time delegate to a committee of the board, a director or an officer of the Corporation or any other person as may be designated by the board all or any of the powers conferred on the board by section 3.01 or by the Act to such extent and in such manner as the board may determine at the time of such delegation.

SECTION FOUR

DIRECTORS

4.01                      Number of Directors. - Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles.  Subject to Section 4.08, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors or such greater number of directors as the board may from time to time determine.

4.02                      Qualification. - The following persons are disqualified from being a director of the Corporation:

(a)	anyone who is less than eighteen years of age;

(b)	anyone who is of unsound mind and has been so found by a court in Canada or elsewhere;

(c)	a person who is not an individual; or

(d)	a person who has the status of bankrupt.

A director need not be a shareholder.  At least twenty-five per cent of the directors shall be resident Canadians.

4.03                      Election and Term. - The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for reelection.  The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or the shareholders otherwise determine.  Where the shareholders adopt an amendment to the articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment.  The election shall be by resolution.  If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.04                      Removal of Directors. - Subject to the Act, the shareholders may by resolution passed at a meeting specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board.

4.05                      Vacation of Office. - A director ceases to hold office when he dies; he is removed from office by the shareholders; he ceases to be qualified for election as a director; or his written resignation is sent or delivered to the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later.

4.06                      Vacancies. - Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number or minimum number of directors or from a failure of the shareholders to elect the number or minimum number of directors.  If there is not a quorum of directors or if there has been a failure to elect the number or minimum number of directors required by the articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

4.07                      Action by the Board. - Subject to any unanimous shareholder agreement, the board shall manage, or supervise the management of, the business and affairs of the Corporation.  The powers of the board may be exercised at a meeting (subject to sections 4.08 and 4.09) at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board.  Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.  Where the Corporation has only one director, that director may constitute a meeting.

4.08                      Canadian Directors at Meeting. - The board shall not transact business at a meeting, other than filling a vacancy in the board, unless at least 25% per cent of the directors present are resident Canadians, except where

(a)	a resident Canadian director who is unable to be present approves in writing or by telephonic, electronic or other communication facility, the business transacted at the meeting; and

(b)	the required number of resident Canadians directors would have been present had that director been present at the meeting.

4.09                      Meeting by Communication Facility. - If all the directors of the Corporation consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephonic, electronic or other communication facility that permits all persons participating in the meeting to communicate adequately with each other, and a director participating in the meeting by such means is deemed to be present at the meeting.  Any such consent shall be effective whether given before or after the meeting to which it related and may be given with respect to all meetings of the board and of committees of the board.

4.10                      Place of Meetings. - Meetings of the board may be held at any place in or outside Canada.

4.11                      Calling of Meetings. - Meetings of the board shall be held from time to time at such time and at such place as the board, the chairman of the board, the president or any two directors may determine.

4.12                      Notice of Meetings. - Notice of the time and place of the meeting of the board shall be given in the manner provided in Section Eleven to each director not less than 48 hours before the time when the meeting is to be held; provided that meetings of directors or any committee of directors may be held at any time without formal notice if all the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if a quorum is present and all the absent directors have waived notice.  A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

4.13                      First Meeting of New Board.  - Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.14                      Adjourned Meeting. - Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.  Any adjourned meeting must be duly constituted and held in accordance with the terms of the adjournment and a quorum present thereat.  The directors who form the quorum at the original meeting are not required to form the quorum at the adjourned meeting.  If there is no quorum at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

4.15                      Regular Meetings. - The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named.  A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purposes thereof or the business to be transacted thereat to be specified.

4.16                      Chairman. - The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting:  chairman of the board or president.  If no such officer is present, the directors present shall choose one of their number to be chairman.

4.17                      Votes to Govern. - At all meetings of the board every question shall be decided by a majority of the votes cast on the question.  In case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

4.18                      Conflict of Interest. A director or officer who is a party to, or who is a director or officer of, or individual acting in a similar capacity, or has a material interest in any person who is a party to, a material contract or material transaction with the Corporation, whether made or proposed, shall disclose the nature and extent of their interest at the time and in the manner provided by the Act.  Any such contract or transaction may be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the board or shareholders.  Such a director shall not vote on any resolution to approve the same except as provided by the Act.

4.19                      Remuneration and Expenses. - Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services and reimbursed for expenses properly incurred as the board may from time to time determine.  Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

SECTION FIVE

COMMITTEES

5.01                      Committees of Directors. - The board may appoint committees of directors, however designated, and delegate to such committees any of the powers of the board except those which pertain to items which, under the Act, a committee of directors has no authority to exercise.

5.02                      Transaction of Business. - Subject to section 4.09, the powers of committees of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee.  Meetings of such committee may be held at any place in or outside Canada.

5.03                      Audit Committee. - The board may, and where the Corporation is a distributing corporation under the Act and an audit committee has not been dispensed with by a subsisting order granted under the Act, the board shall, annually from among its number appoint an audit committee to be composed of not fewer than 3 directors of whom a majority shall not be officers or employees of the Corporation or its affiliates.  The audit committee shall have the powers and duties provided in the Act.

5.04                      Advisory Bodies. - The board may from time to time appoint such advisory bodies as it may deem advisable.

5.05                      Procedures. - Unless otherwise determined by the board, each committee and advisory body shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

SECTION SIX

OFFICERS

6.01                      Appointment. - The board may from time to time appoint a chairman, a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer, and such other officers as the board may determine, including one or more assistants to any of the officers so appointed.  The board may specify the duties of and, in accordance with this by-law and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation.  An officer may but need not be a director and one person may hold more than one office.

6.02                      Chairman of the Board. - The board may from time to time appoint a chairman of the board who shall be a director.  If appointed, the board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the president; and they shall have such other powers and duties as the board may specify.

6.03                      President. - The president shall be the chief operating officer and, subject to the authority of the board, shall have general supervision of the business of the Corporation; and shall have such other powers and duties as the board may specify.

6.04                      Vice-President. - A vice-president shall have such powers and duties as the board or the chief executive officer may specify.

6.05                      Secretary. - The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; they shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; they shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and all books, papers, records, documents and instruments, in written, electronic or any other form, belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and they shall have such other powers and duties as the board or the chief executive officer may specify.

6.06                      Treasurer. - The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; they shall render to the board whenever required an account of all their transactions as treasurer and of the financial position of the Corporation; and they shall have such powers and duties as the board or the chief executive officer may specify.

6.07                      Powers and Duties of Other Officers. - The powers and duties of all other officers shall be as the terms of their engagement call for or as the board may specify.  Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

6.08                      Variation of Powers and Duties. - The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.09                      Term of Office. - The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract or in law.  Otherwise each officer appointed by the board shall hold office until his successor is appointed or until his earlier resignation.

6.10                      Conflict of Interest. - An officer shall disclose his interest in any material contract or material transaction with the Corporation in accordance with section 4.18.

6.11                      Agents and Attorneys. - The Corporation, by or under the authority of the board, shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to subdelegate) of management, administration or otherwise as may be thought fit.

6.12                      Fidelity Bonds. - The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their duties, in such form and with such surety as the board may from time to time prescribe.

SECTION SEVEN

PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01                      Limitation of Liability. - Every director and officer of the Corporation in exercising their powers and discharging their duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.  Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer, employee or agent, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be placed out or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporations shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation, or for any loss occasioned by any error of judgment or oversight on their part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of their office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for every breach thereof.

7.02                      Indemnity. - Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or having been a director or officer of the Corporation of such body corporate, if

(a)	they acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the Act or law permits or requires.  Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

7.03                      Insurance. - Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in section 7.02 against any liability incurred by them in their capacity as a director or officer of the Corporation or of another body corporate where he acts or acted in that capacity at the Corporation's request.

SECTION EIGHT

MEETINGS OF SHAREHOLDERS

8.01                      Annual Meetings. - The annual meetings of shareholders shall be held at such time in each year and, subject to section 8.03, at such place as the board, the chairman of the board, or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor or dispensing therewith, and for the transaction of such other business as may properly be brought before the meeting.

8.02                      Special Meetings. - The board, the chairman of the board, or the president shall have power to call a special meeting of shareholders at any time.

8.03                      Place of Meetings. - Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in Canada or, if all the shareholders entitled to vote at the meeting consent, at some place outside Canada.

8.04                      Notice of Meetings. - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section Eleven not less than 21 days nor more than 50 days before the date of the meeting to each director, to the auditor of the Corporation, if any, and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting.  Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors, and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

8.05                      List of Shareholders Entitled to Notice. - For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting.  If a record date for the meeting is fixed pursuant to section 8.06, the shareholders listed shall be those registered at the close of business on such record date.  If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, on the day on which the meeting is held.  The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting for which the list was prepared.  Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

8.06                      Record Date for Notice. - The board may fix in advance a date, preceding the date of any meeting of shareholders by not less than 21 days nor more than 50 days, as a record date for the determination of the shareholders entitled to notice of the meeting.  If no record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given, or if no notice is given, the day of which the meeting is held.

8.07                      Meetings Without Notice. - A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present or duly represented or if those not present or represented waive notice of or otherwise consent to such meeting being held, and (b) if the auditors of the Corporation, if any, and the directors are present or waive notice of or otherwise consent to such meeting being held; so long as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.  At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.  If the meeting is held at a place outside Canada, shareholders not present or duly represented, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

8.08                      Chairman, Secretary and Scrutineers. - The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting:  chairman of the board, president, or a vice-president who is a shareholder.  If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.  If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

8.09                      Persons Entitled to be Present. - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provisions of the Act or the articles or by-laws to be present at the meeting.  Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting. The chairman of the meeting may order the removal from the meeting of any person whose conduct, in the opinion of the chairman, has prejudiced or is likely to prejudice, the orderly conduct of the meeting. Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Regulations, if any, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation make available such a communication facility.

8.10                      Quorum. – Subject to the Act, a quorum for the transaction of business at any meeting of shareholders shall be two shareholders present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder or representative for a shareholder so entitled, holding or representing more than five per cent of the outstanding shares of the Corporation entitled to vote at the meeting.  If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting.  If a quorum is not present at the opening of any meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

8.11                      Right to Vote. - Every person named in the list referred to in section 8.05 shall be entitled to vote the shares shown thereon opposite his name at the meeting to which such list relates, except to the extent that (a) where the Corporation has fixed a record date in respect of such meeting, such person has transferred any of his shares after such record date or, where the Corporation has not fixed a record date in respect of such meeting, such person has transferred any of his shares after the date on which such list is prepared, and (b) the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than 10 days before the meeting that his name be included in such list.  In any such excepted case the transferee shall be entitled to vote the transferred shares at such meeting.

8.12                      Proxyholders and Representatives. - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, to attend and act as his representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy.  Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder's behalf all the powers it could exercise if it were an individual shareholder.  The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairman of the meeting. Any such proxyholder or representative need not be  a shareholder. The chairman of any meeting of shareholders may, subject to any resolutions made and applicable law, in his or her discretion accept telegraphic, telecopy, facsimile or written communication or electronic communication that is capable of producing a written copy, as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telegraphic, telecopy, facsimile, written or electronic communication accepted by the chairman of the meeting shall be valid and shall be counted.

8.13                      Time for Deposit of Proxies. - The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited.  A proxy shall be acted upon only if, prior to the time so specified it shall have been deposited with the Corporation or an agent thereof specified in such notice or if, no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting. To the extent permitted by the Act, the board may from time to time pass resolutions regarding the lodging of instruments appointing a proxyholder at some place or places other than the place at which a meeting or adjourned or postponed meeting of shareholders is to be held and for particulars of such instruments to be telegraphed, telecopied, sent by facsimile or in writing or otherwise communicated by such electronic means that is capable of producing a written copy before the meeting or adjourned meeting to the Corporation or any agent of the Corporation appointed for the purpose of receiving such particulars and providing that instruments appointing a proxy so lodged may be voted upon as though the instruments themselves were produced at the meeting or adjourned meeting and votes given in accordance with such resolutions shall be valid and shall be counted.

8.14                      Joint Shareholders. - If two or more persons hold shares jointly, any one of them present or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present or represented and vote, they shall vote as one the shares jointly held by them.

8.15                      Votes to Govern. - At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws, be determined by a majority of the votes cast on the question.  In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

8.16                      Show of Hands. - Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided, and upon a show of hands every person who is present and entitled to vote shall have one vote, subject to any provision of the Act restricting the ability of a proxyholder or alternate proxyholder to vote by way of show of hands where such person has conflicting instructions from more than one shareholder.  Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question. Notwithstanding the foregoing, any vote may be held, in accordance with the Regulations, if any, entirely by means of a telephonic, electronic or other communication facility, if the Corporation make available such a communication facility.

8.17                      Ballots. - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands or other vote has been taken thereof, the chairman may require a ballot or any person who is present and entitled to vote on such question at the meeting may demand a ballot.  A ballot so required or demanded shall be taken in such manner as the chairman shall direct.  A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot.  If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

8.18                      Adjournment. - The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.  If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned.  Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

8.19                      Resolution in Writing. - A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it has been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor in accordance with the Act.

8.20                      Only One Shareholder. - Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in present or by proxy constitutes a meeting.

8.21                      Nomination of Directors.

(a)                      Subject only to the Act and the articles of the Corporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of  directors, (i)  by  or  at  the direction of  the board, including pursuant to a notice of meeting, (ii) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of the shareholders made in accordance with the provisions of the Act or (iii) by any person (a “Nominating Shareholder”) (A) who, at the close of business on the date of the giving of the notice provided for below in this section 8.21 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and (B) who complies with the notice procedures set forth below in this section 8.21.

(b)                      In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with this section.

(c)                      To be timely, a Nominating Shareholder’s notice to the Secretary of the Corporation must be give (i) in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be given not later than the close of business on the tenth (10th) day following the Notice Date; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made. In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

(d)                      To be in proper written form, a Nominating Shareholder’s notice to the Secretary of the Corporation must set forth (i) as to each person whom the Nominating Shareholder proposes to nominate for election as a director (A) the name, age, business address and residential address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares in the capital of the Corporation which are owned beneficially or of record by the person or under the control or direction of the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, and (D) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of  directors pursuant to the Act and Applicable Securities Laws; and (ii) as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Corporation and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(e)                    No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this section 8.21; provided, however, that nothing in this section 8.21 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(f)                    For  purposes of  this  section 8.21,  (i)  “public  announcement” shall  mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com; and (ii) “Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada.

(g)                     Notwithstanding  any  other  provision  of  By-law  No.  1,  notice  given  to  the Secretary of the Corporation pursuant to this section 8.21 may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Montreal time) on a day which is a business day, then such delivery or electronic  communication  shall  be  deemed  to  have  been  made  on  the subsequent day that is a business day.

(h)                     Notwithstanding the foregoing, with respect to only the first annual meeting of shareholders held after the adoption by the board of this by-law, the timely notice requirements  set  forth  in  section 8.21(c)  shall  be  varied  such  that  a Nominating Shareholder’s notice to the Secretary of the Corporation must be given no later than the close of business on the 10th day following the first public announcement  of   the   requirements  of  this   section 8.21. All   other requirements of this section 8.21 shall strictly apply to such notice and any such Nominating Shareholder.

(i)                      Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this section 8.21.

SECTION NINE

SHARES

9.01                      Allotment of Shares. - Subject to the Act, the articles and any unanimous shareholder agreement, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

9.02                      Commissions. - The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of their purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers from any such shares.

9.03                      Registration of Transfer. - Subject to the Act, no transfer of a share shall be registered in a securities register except upon presentation of the certificate representing such share with an endorsement which complies with the Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any reasonable fees prescribed by he board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in section 9.10.

9.04                      Transfer Agents and Registrars. - The board may from time to time appoint one or more agents to maintain, in respect of each class of shares of the Corporation issued by it, a central securities register and one or more branch securities registers.  Such a person may be designated as transfer agent to registrar according to his functions and one person may be designated both registrar and transfer agent.  The board may at any time terminate such appointment.

9.05                      Non-recognition of Trusts. - Subject to the Act, the Corporation may treat the registered holder of any shares as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

9.06                      Share Certificates. - Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written share certificate, stating the number and class or series of shares held by him as shown on the securities register.  Such certificates shall be in such form as the board may from time to time approve.  Any such certificate shall be signed in accordance with section 2.04 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates in respect of which a transfer agent or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent or registrar.  The signature of one of the signing officers or, in the case of a certificate which is not valid unless countersigned by or on behalf of a transfer agent or registrar and in the case of a certificate which does not require a manual signature under the Act, the signatures of both signing officers may be printed or mechanically reproduced in facsimile thereon.  Every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation.  A certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

9.07                      Replacement of Share Certificates. - The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share or other such certificates in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.08                      Joint Holders. - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them.  Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

9.09                      Deceased Shareholders. - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

9.10                      Lien for Indebtedness. - If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to the Act, the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

SECTION TEN

DIVIDENDS AND RIGHTS

10.01                      Dividends. - Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation.  Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

10.02                      Dividend Cheque. - A dividend payable in money shall be paid by cheque to the order of each registered holder of the shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at their recorded address, unless such holder otherwise directs.  In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address.  The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

10.03                      Non-receipt of Cheques. - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

10.04                      Record Date for Dividends and Rights. - The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than 7 days before such record date in the manner provided by the Act.  If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

10.05                      Unclaimed Dividends. - Any dividend unclaimed after a period of 6 years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION ELEVEN

NOTICES

11.01                      Method of Giving Notices. - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the Regulations, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication, including facsimile, telex, telegram or other electronic means that is capable of producing a written copy.  A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or electronic communication shall be deemed to have been given when dispatched or delivered to the appropriate communications company or agency or its representative for dispatch.  The secretary may change or cause to be changed the recorded address of any shareholder, director, auditor or member of a committee of the board in accordance with any information believed by them to be reliable.

11.02                      Notice of Joint Shareholders. - If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice addressed to one of such person shall be sufficient notice to all of them.

11.03                      Computation of Time. - In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.04                      Undelivered Notice. - If any notice given to a shareholder pursuant to section 11.01 is returned on three consecutive occasions because they cannot be found, the Corporation shall not be required to give any further notices to such shareholder until they inform the Corporation in writing of their new address.

11.05                      Persons Entitled by Death or Operation of Law. - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom they derive their title to such share prior to their name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which they became so entitled) and prior to their furnishing to the Corporation the proof of authority or evidence of their  entitlement prescribed by the Act.

11.06                      Waiver of Notice. - Any shareholder, proxyholder, other person entitled to attend a meeting of shareholders, director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to them under the Act, the Regulations, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice if required to be given, shall cure any default in the giving or in the time of such notice, as the case may be.  Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.

SECTION TWELVE

EFFECTIVE DATE

12.01                      Effective Date. - This by-law shall come into force when made by the board in accordance with the Act.

12.02                      Repeal. - All previous by-laws of the Corporation are repealed as of the coming into force of this by-law.  Such repeal shall not affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any articles (as defined in the Act) or predecessor charter documents of the Corporation obtained pursuant to, any such by-law prior to its repeal.  All officers and persons acting under any by-law so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or the board or a committee of the board with continuing effect passed under any repealed by-law shall continue good and valid except to the extent inconsistent with this by-law or until amended or repealed.

MADE by the board of directors this ●day of ●, 2013.

PRESIDENT	SECRETARY

CONFIRMED by the shareholders this● day of ●, 2013.

PRESIDENT	SECRETARY